UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.)

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Ceridian HCM Holding Inc.

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CERIDIAN

Notice of 2023 Annual Meeting and Proxy Statement

April 28, 2023

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that Ceridian HCM Holding Inc. (“Ceridian”) will hold its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) as follows:

Date and Time Friday, April 28, 2023 9:00 a.m., Central Daylight Time	Place Online at www.virtualshareholdermeeting.com/CDAY2023	Record Date March 1, 2023

Once again, we are holding our Annual Meeting virtually by means of a live webcast in order to make the meeting conveniently accessible to all of our stockholders and guests. Stockholders will vote on the following items of business:

Item	Board Recommendation
Election of directors	FOR each nominee
Advisory vote on the compensation of Ceridian’s named executive officers	FOR
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023	FOR

In addition, Ceridian will consider any other business as may properly come before the Annual Meeting or any adjournment, continuation, or postponement thereof.

On or about March 16, 2023, Ceridian mailed or made available to its stockholders proxy materials, including the proxy statement for the Annual Meeting (the “Proxy Statement”), its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”), and form of proxy or the Notice of Internet Availability. These proxy materials can be accessed directly at proxyvote.com.

If you plan to attend the virtual Annual Meeting, please note the log-in procedures described under “Admission” on page 68 of the Proxy Statement.

If you have any questions regarding this information or the proxy materials, please contact Ceridian’s Corporate Secretary at stockholders@ceridian.com.

By Order of the Board of Directors,

William E. McDonald

Executive Vice President, General Counsel, and Corporate Secretary

Minneapolis, Minnesota

March 16, 2023

This Notice of Annual Meeting and Proxy Statement and Form of Proxy

are being distributed and made available on or about March 16, 2023.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders to be Held on April 28, 2023. The Proxy Statement and 2022 Annual Report are available electronically on the “Investor Relations” page of Ceridian’s website located at www.ceridian.com and at proxyvote.com.

CERIDIAN HCM HOLDING INC.

2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

2023 PROXY STATEMENT

2023 PROXY STATEMENT SUMMARY

Corporate Governance Journey

We are committed to sound corporate governance practices. As we enter our sixth year as a public company, our Board of Directors (“Board”) has continued to adopt measures designed to bolster the independent leadership on the Board and establish additional meaningful stockholder rights while continuing to maintain best practice efforts adopted previously. The following timeline summarizes the evolution of the Board’s corporate governance practices since our initial public offering in 2018:

2018	• Initial Public Offering • Added three independent directors • Joined Russell 1000 index
2019

•  Added an independent director

•  Appointed independent Lead Director

•  Adopted Director “Overboarding” Guidelines

•  No longer a “Controlled Company”

•  Deemed to be a “Large Accelerated Filer”; no longer “Emerging Growth Company”

2020

•  Adopted Compensation Recovery (Clawback) Policy

•  Adopted Stock Ownership Guidelines

•  Added an independent director

•  Fully independent Audit, Compensation, and Corporate Governance and Nominating Committees

2021

•  Began to sunset classified Board structure over three years

•  Committed to implement majority voting standard with director resignation by the 2024 Annual Meeting of Stockholders

•  Created the Acquisition and Finance Committee

•  Produced Board “skills matrix” to focus refreshment efforts and ensure diversity of skills on Board

•  Adopted a Related Person Transactions Policy

•  Published first Environmental, Social, & Governance (“ESG”) Report

•  Joined S&P 500 index

2022

•  Published second ESG Report

•  Determined that Thomas M. Hagerty and Ganesh B. Rao are deemed to be independent directors

•  Added Co-Chief Executive Officer Leagh E. Turner to the Board

•  Removed “evergreen refresh” provision from our 2018 Equity Incentive Plan (“2018 EIP”)

2023

•  Ongoing commitment to board refreshment and diversity

•  Continued robust stockholder engagement with independent director participation

•  Enhanced executive compensation program and disclosure in response to stockholder feedback

•  Published third ESG Report

1	2023 PROXY STATEMENT

Corporate Governance Priorities

Board Composition and Refreshment

Our Board believes in the importance of achieving and maintaining the proper board composition with an appropriate mix of skills. We are proud that our entire Board boasts experience relevant to the oversight of our long-term strategy – including in areas such as Strategic Transformation Leadership, Technology or Software, and Human Resources / Talent Management.

6 New Directors over the past 4 years	60 Average age of Directors and Director Nominees	4.2 Years Average Tenure

For more information on our board composition, please see “Proposal One” on page 8 of this Proxy Statement.

Independent Board Oversight

Our Board is committed to providing frank, strategic leadership, independent from management.

80% of Directors are Independent	100% of Board Committees are fully comprised of Independent Directors

For more information on our board makeup and independence, please see “Director Independence” on page 19 of this Proxy Statement.

Board Diversity

Our Board believes that a diverse board is a more capable board. We are proud that:

50% of Directors are women or people of color	25% of Board Committees are chaired by female Directors

For more information on our board diversity, please see “Board Diversity” on page 10 of this Proxy Statement.

2	2023 PROXY STATEMENT

Robust Stockholder Engagement

Our Board is committed to engaging stockholders in the governance process. Our robust engagement process in 2022 included:

Reached out to stockholders holding approximately 74% of the outstanding Common Stock of the Company regarding compensation and corporate governance matters in 2022	Directors met with stockholders holding approximately 65% of the outstanding Common Stock of the Company to discuss compensation and corporate governance matters in 2022

For more information on our stockholder engagement program, please see “Stockholder Engagement” on page 27 of this Proxy Statement.

Corporate Governance Best Practices

In the five years since our IPO, the Board has routinely evaluated our policies and practices against evolving best practices for alignment with stockholder interests. Key policies and practices we have adopted include:

Board Governance Procedures	Board Governance Policies

✓   Annual Board and Committee self-evaluations

✓   Board Orientation Program for new directors

✓   Sunsetting of staggered board in favor of annual elections

✓   Commitment to move to majority voting in

director elections by 2024

✓ Corporate Governance Guidelines ✓ Director “Overboarding” Guidelines ✓ Stock Ownership Guidelines for Directors ✓ No-Hedging and No-Pledging Policy ✓ Related Person Transactions Policy

For more information, please see “Corporate Governance” on page 25 of this Proxy Statement.

Executive Compensation Priorities

Our Board has been focused on building an executive compensation program that is significantly performance-based and stockholder aligned. We believe our executive compensation program was effective in incenting strong financial performance in fiscal year 2022, including the delivery of more than $1.0 billion in total Cloud revenue. On the Dayforce platform, we are proud to now have 5.95 million global employees and 5,993 customers live, and we have maintained our Dayforce revenue retention rate of 97.1%.1 We also demonstrated our ability to scale and gain efficiencies in our operations, as evidenced by significant expansion of adjusted EBITDA as a percentage of revenue. The Board believes these results reflect another strong year of profitable growth for Ceridian, and these key underpinnings of growth were directly connected to the performance components of the fiscal year 2022 performance compensation program.

[1]	Excluding the 2021 acquisitions of Ascender and ADAM HCM.

3	2023 PROXY STATEMENT

Key Actions taken in Response to Stockholder Feedback

Our Board has consistently focused on incorporating stockholder feedback into our executive compensation programs. At Ceridian’s 2022 Annual Meeting, holders of approximately 69.5% of our outstanding stock were represented and voted in favor of our Say on Pay proposal – a significant improvement of approximately 43.4% from the 2021 Annual Meeting results. We believe open dialogue with our stockholders and incorporation of their feedback into our executive compensation program was instrumental in the growth in stockholder support for our compensation program at the 2022 Annual Meeting.

After another robust cycle of stockholder engagement following our 2022 Annual Meeting, we continued to make changes to the compensation program, including:

•	Awarded our Co-CEOs compensation in line with relevant data sets and broader market competitive data
•	Introduced a relative total shareholder return (“TSR”) component into the 2023 long-term incentive grants made in February 2023
•	Differentiated two of the three the corporate target metrics embedded in our short-term and long-term incentive programs in February 2023
•

Included true long-term performance aspects into annual long-term incentive program by moving from a one-year performance period with three-year time-based vesting to three one-year performance periods

For more information on the compensation program changes made in response to stockholder feedback, please see “Stockholder Engagement” on page 27 of this Proxy Statement.

The above changes are in addition to the following actions which were taken in 2022 in response to stockholder feedback following our failed Say on Pay vote in 2021:

•	Awarded Mr. Ossip long-term incentive compensation in 2021 in line with relevant data sets and broader market competitive data
•	Removed “evergreen refresh” provision from our 2018 EIP
•	Awarded short-term incentive payout in accordance with terms of the Management Incentive Plan (“MIP”)
•	Introduced performance-based stock units (“PSUs”) into annual long-term incentive award program for named executive officers (“NEOs”)
•	Added “double trigger” change in control provisions to equity awards moving forward
•	Used and disclosed a broader “Peer Group” in considering market competitive compensation for NEOs

For more information on our stockholder engagement program, please see “Stockholder Engagement” on page 27 of this Proxy Statement.

Executive Compensation Program Best Practices

We have worked closely with our independent compensation consultant, our stockholders, and other stakeholders to continue incorporating best practices into our executive compensation program. Key policies and practices we have adopted since our initial public offering include:

Compensation Procedures	Compensation Policies

✓   “Pay for Performance” with majority of compensation “at risk”

✓   Peer Group of 15 companies

✓   Independent compensation consultant

✓   “Double trigger” acceleration following a

change-in-control

✓   Limited executive perquisites

✓ Stock Ownership Guidelines for Senior Management ✓ Compensation Recovery (Clawback) Policy ✓ No-Hedging and No-Pledging Policy

For more information on our executive compensation program, please see our Compensation Discussion & Analysis (“CD&A”) beginning on page 32 of this Proxy Statement.

4	2023 PROXY STATEMENT

2023 Annual Meeting Information
Date and Time Friday, April 28, 2023 9:00 a.m., Central Daylight Time	Location – Online www.virtualshareholdermeeting.com/CDAY2023	Record Date March 1, 2023 (the “Record Date”)

Meeting Agenda and Voting Recommendations

Proposal		Board Recommendation	Additional Information
Proposal One	Election of directors	FOR each nominee	Page 8
Proposal Two	Advisory vote on the compensation of Ceridian’s named executive officers	FOR	Page 59
Proposal Three	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2023	FOR	Page 60
How to Cast Your Vote

Your vote is important! Please vote your shares promptly using one of the following methods listed below. See page 67 of this Proxy Statement for additional voting information.
Internet	Telephone	Mail	Virtual Meeting
Go to proxyvote.com up until 10:59 PM CDT on April 27, 2023 (Have your proxy card in hand when you visit the website)	Call toll-free at 1-800-690-6903 up until 10:59 PM CDT on April 27, 2023 (Have your proxy card in hand when you call)	Complete and mail your proxy card	Enter the 16-digit control number found on your proxy card, voter instruction form, or Notice, as applicable, at the time you log into the virtual meeting
If you hold exchangeable shares of Ceridian AcquisitionCo ULC (“Exchangeable Shares”), please see page 67 for voting instructions.

Proposal One:

5	2023 PROXY STATEMENT

Election of Directors

Our Board has nominated each of (i) Brent B. Bickett, Ronald F. Clarke, Ganesh B. Rao, and Leagh E. Turner for election as Class I directors of the Board, and (ii) Deborah A. Farrington, Thomas M. Hagerty, and Linda P. Mantia for election as Class II directors of the Board to hold office until the 2024 Annual Meeting of Stockholders. Please see “Proposal One” on page 8 of this Proxy Statement for additional important information about each of the nominees. Each of the nominees is a current member of our Board and has consented to serve if elected. The Board recommends a vote “FOR” each nominee.

Name	Class	Director Since[2]	Independent	Age	Gender	Race/ Ethnicity	Principal Occupation
Nominees:
Brent B. Bickett	I	2013	✓	58	M	W	President and CEO 3B Capital Partners, Inc.
Ronald F. Clarke	I	2018	✓	67	M	W	Chief Executive Officer FleetCor Technologies, Inc.
Ganesh B. Rao	I	2013	✓	46	M	A	Managing Director Thomas H. Lee Partners, L.P.
Leagh E. Turner	I	2022		51	F	W	Co-Chief Executive Officer Ceridian HCM Holding Inc.
Deborah A. Farrington	II	2019	✓	72	F	W	President StarVest Management, Inc.
Thomas M. Hagerty	II	2013	✓	60	M	W	Managing Director Thomas H. Lee Partners, L.P.
Linda P. Mantia	II	2020	✓	54	F	W	Independent Director
Continuing Directors:
David D. Ossip	III	2015		56	M	W	Co-Chief Executive Officer Ceridian HCM Holding Inc.
Andrea S. Rosen	III	2018	✓	68	F	W	Independent Director
Gerald C. Throop	III	2018	✓	65	M	W	Independent Director

Chair of the Board			M Male		W White/Caucasian
Lead Director			F Female		A Asian

[2]

Indicates the year in which each individual was appointed to serve on the Board of Ceridian HCM Holding Inc. Please note that this date does not reflect past positions held by any director with predecessor entities of Ceridian HCM Holding Inc. For more information on our directors’ service on predecessor entities (if applicable), please refer to the director biographies beginning on page 13 of this Proxy Statement.

6	2023 PROXY STATEMENT

Proposal Two:

Advisory Vote on the Compensation of Ceridian’s Named Executive Officers

We are asking our stockholders to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in the CD&A tabular disclosures and related narrative of this Proxy Statement. The Board recommends a vote “FOR” approval of NEO compensation because it believes that the policies and practices described in the CD&A beginning on page 32 of this Proxy Statement are based on principles that reflect a “pay-for-performance” philosophy and are strongly aligned with our stockholders’ interests. Since the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by our Compensation Committee or Board. However, because we value our stockholders’ view, our Compensation Committee and Board will carefully consider the results of this advisory vote when formulating future executive compensation philosophy, policies, and practices.

Proposal Three:

Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2023

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2023, and we are asking our stockholders to ratify this appointment. The Board recommends a vote “FOR” this ratification.

7	2023 PROXY STATEMENT

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

2023 PROXY STATEMENT

Our Board solicits your proxy on our behalf for the 2023 Annual Meeting, and at any adjournment, continuation, or postponement of the 2023 Annual Meeting, for the purposes set forth in this Proxy Statement and the accompanying Notice of 2023 Annual Meeting of Stockholders (the “Notice of Internet Availability”).

In this Proxy Statement, the terms “Ceridian,” “the Company,” “we,” “us,” and “our” refer to Ceridian HCM Holding Inc. and its subsidiaries. The mailing address of our principal executive office is Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

PROPOSAL ONE Election of Directors

Our fourth amended and restated certificate of incorporation provides that our Board is divided into three classes. At the 2023 Annual Meeting, successors to the directors whose terms expire at that annual meeting shall be elected to hold office for a one-year term expiring at the 2024 Annual Meeting. The Class I directors whose terms will expire at the 2023 Annual Meeting of Stockholders are Brent B. Bickett, Ronald F. Clarke, Ganesh B. Rao, and Leagh E. Turner. The Class II directors whose terms will expire at the 2023 Annual Meeting of Stockholders are Deborah A. Farrington, Thomas M. Hagerty, and Linda P. Mantia. The Board has nominated each of (i) Brent B. Bickett, Ronald F. Clarke, Ganesh B. Rao, and Leagh E. Turner for election as Class I directors of the Board, and (ii) Deborah A. Farrington, Thomas M. Hagerty, and Linda P. Mantia for election as Class II directors of the Board.

Board Selection Criteria

Pursuant to the Corporate Governance Guidelines and the Corporate Governance and Nominating Committee charter, the Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders.

The Corporate Governance and Nominating Committee has recommended, and the Board has nominated, each Class I and Class II nominee for election to the Board after considering the following criteria:

•	Personal qualities and characteristics, accomplishments, and reputation in the business community;
•	Current knowledge and contacts in the communities in which Ceridian does business and in Ceridian’s industry or other industries relevant to Ceridian’s business;
•	Ability and willingness to commit adequate time to Board and committee matters;
•	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial, and responsive to Ceridian’s needs; and
•

Diversity of viewpoints, background, experience, and other demographics. In considering the diversity of a potential nominee, the Board will consider all aspects of diversity in order to enable the Board to perform its duties and responsibilities effectively.

8	2023 PROXY STATEMENT

The following table sets forth summary information regarding each director nominee and continuing director as of the Record Date. Additional information regarding the three continuing directors is available in the Board of Directors section, beginning on page 17 of this Proxy Statement.

					Committee Memberships
Name/Age	Class	Company Director Since[3]	Independent	Other Public Company Boards	Acquisition and Finance	Audit	Compensation	Corporate Governance and Nominating
Nominees:
Brent B. Bickett Age: 58	I	2013	✓	0
Ronald F. Clarke Age: 67	I	2018	✓	1
Ganesh B. Rao Age: 46	I	2013	✓	2
Leagh E. Turner Age: 51	I	2022		1
Deborah A. Farrington Age: 72	II	2019	✓	2
Thomas M. Hagerty Age: 60	II	2013	✓	4
Linda P. Mantia Age: 54	II	2020	✓	1
Continuing Directors:
David D. Ossip Age: 56	III	2015		1[4]
Andrea S. Rosen Age: 68	III	2018	✓	3
Gerald C. Throop Age: 65	III	2018	✓	0
Chair of the Board			Committee Chair				Audit Committee Financial Expert
Lead Director			Committee Member

[3]

Indicates the year in which each individual was appointed to serve on the Board of Ceridian HCM Holding Inc. Please note that this date does not reflect past positions held by any director with predecessor entities of Ceridian HCM Holding Inc. For more information on our directors’ service on predecessor entities (if applicable), please refer to the director biographies beginning on page 13 of this Proxy Statement.

[4]

Mr. Ossip serves as a director of Dragoneer Growth Opportunities Corp. III, a public special purpose acquisition company affiliated with Dragoneer Investment Group (the “Dragoneer SPAC”). On March 10, 2023, the Dragoneer SPAC issued a press release announcing it will redeem all of its outstanding Class A ordinary shares, par value $0.0001, effective as of March 24, 2023, because the Dragoneer SPAC will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association.

9	2023 PROXY STATEMENT

SIGNIFICANT BOARD REFRESHMENT		AGE DISTRIBUTION
6	New Directors over the past 4 years	60	Average age of Directors and Director Nominees
		Age range: 46 – 72

BOARD TENURE
5.2 Years Average Tenure

Board Diversity

As described above, the Board carefully considers the diversity of viewpoints, background, experience, and other demographics in selecting nominees for election to the Board. This section will provide an overview of the information relied upon by the Board in performing this analysis.

Demographic Diversity

The Board also takes the ethnic and gender diversity of its membership into account when selecting nominees for election to the Board.

DIRECTOR DIVERSITY: GENDER AND ETHNICITY	BOARD COMMITTEES CHAIRED BY WOMEN
25% of committees chaired by women

10	2023 PROXY STATEMENT

Skill Diversity

The Board relies on the matrix below which summarizes what our Board believes are desirable types of experience, qualifications, attributes, and skills possessed by one or more of our directors in selecting nominees for election to the Board.

Strategic Transformation Leadership (Experience driving strategic direction and growth of an organization shifting its business strategy)	●	●	●	●	●	●	●	●	●	●	10
Public Company Board Service	●	●	●	●	●	●	●	●	●	●	10
C Suite / Senior Management Leadership	●	●	●	●	●	●		●	●	●	10
Industry Background (Human Capital Management, Financial Services, Fintech, Payments)	●	●	●	●	●	●	●	●	●	●	10
Technology or Software Experience (Implementing technology strategies for long-term R&D, planning, and strategy)	●	●	●	●	●	●	●		●	●	9
Financial Literacy (Experience or expertise in financial accounting and reporting or financial management)	●	●	●	●	●	●	●	●	●	●	10
Global Business Background (Experience and exposure to markets and cultures outside the U.S.)	●	●	●	●	●	●	●	●	●	●	10
Mergers & Acquisitions / Corporate Finance	●	●	●	●	●	●	●	●	●	●	10
Human Resources / Talent Management		●	●		●	●	●			●	6
Enterprise Risk Management / Cybersecurity	●		●	●	●	●	●		●	●	8
Environmental, Social, & Governance (Experience in ESG, community affairs, and/or corporate responsibility including sustainability, diversity, and inclusion)	●		●	●	●	●	●	●		●	8

11	2023 PROXY STATEMENT

Stockholder Recommendations

The Board will consider all submitted stockholder recommendations for Board nominees in making its nominations. Stockholders may submit recommendations for director candidates to the Corporate Governance and Nominating Committee by sending the individual’s name and qualifications to Ceridian HCM Holding Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425. The Corporate Secretary will forward all stockholder recommendations to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management. Please see “Transaction of Other Business and Additional Information” beginning on page 71 for more information.

Director Nominees

Our Board has nominated Brent B. Bickett, Ronald F. Clarke, Ganesh B. Rao, and Leagh E. Turner for election as Class I directors and Deborah A. Farrington, Thomas M. Hagerty, and Linda P. Mantia for election as Class II directors to hold office until the 2024 Annual Meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation, or removal. Each of the nominees is a current member of our Board and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each of the nominees. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on the Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

12	2023 PROXY STATEMENT

 Information Concerning Nominees for Election for a One-Year Term Ending at the 2024 Annual Meeting

The biographies of each of the nominees contain information regarding each such person’s service as a director, business experience, public company director positions held as of February 28, 2023, and at any time during the last five years and the experience, qualifications, attributes, or skills that caused our Board to determine that the person should serve as a director of the Company.

Class I Directors

Brent B. Bickett Age 58 Director since 2013 Independent Committees • Acquisition and Finance • Compensation (Chair) • Corporate Governance and Nominating	Background

Mr. Bickett has served as a director of Ceridian HCM Holding Inc. since December 2013. He also served as a director or manager for other Ceridian entities between May 2007 and April 2018. Mr. Bickett currently serves as president and chief executive officer of 3B Capital Partners, Inc., a private principal investment and capital advisory company. Mr. Bickett previously served as president until December 2020 and senior advisor until December 2021 for Cannae Holdings, Inc. (“Cannae”), a New York Stock Exchange (“NYSE”) listed diversified investment company. Mr. Bickett also previously served as president and executive vice president of corporate strategy at Fidelity National Financial, Inc., a leading provider of title insurance and real estate settlement services.

Qualifications
We believe that Mr. Bickett’s extensive investment, management, transaction, capital allocation, and corporate strategy expertise make him well-qualified to serve as a director.
Other Current Public Company Boards
None

Ronald F. Clarke Age 67 Director since 2018 Independent Committees • Compensation

Background

Mr. Clarke has served as a director of Ceridian HCM Holding Inc. since July 2018. Mr. Clarke has been the chief executive officer of FleetCor Technologies, Inc., a leading global business payments company and a NYSE listed company, since August 2000 and has served as chairman of its board of directors since March 2003. From 1999 to 2000, Mr. Clarke served as president and chief operating officer of AHL Services, Inc., a staffing firm. From 1990 to 1998, Mr. Clarke served as chief marketing officer and later as a division president with Automatic Data Processing, Inc., a computer services company. From 1987 to 1990, Mr. Clarke was a principal with Booz Allen Hamilton, a global management consulting firm. Earlier in his career, Mr. Clarke was a marketing manager for General Electric Company, a diversified technology, media, and financial services corporation.

Qualifications We believe that Mr. Clarke’s management and leadership experience make him well-qualified to serve as a director.
Other Current Public Company Boards FleetCor Technologies, Inc.

13	2023 PROXY STATEMENT

Ganesh B. Rao Age 46 Director since 2013 Independent Committees • Acquisition and Finance • Corporate Governance and Nominating	Background

Mr. Rao has served as a director of Ceridian HCM Holding Inc. since September 2013, and other Ceridian entities between May 2013 and April 2018. Mr. Rao is a managing director of Thomas H. Lee Partners, L.P. (“THL”), a private equity firm, which he joined in 2000. Prior to joining THL, Mr. Rao worked at Morgan Stanley & Co. Incorporated in the mergers & acquisitions department. Mr. Rao currently serves on the boards of directors of Black Knight, Inc. and Dun & Bradstreet Holdings, Inc., both NYSE listed companies. Previously, Mr. Rao also served as a director for MoneyGram International, Inc., a NASDAQ listed company.

Qualifications

We believe that Mr. Rao’s managerial and strategic expertise working with large growth-oriented companies as a managing director of THL and his experience enhancing value at such companies make him well-qualified to serve as a director.

Other Current Public Company Boards
Black Knight, Inc. Dun & Bradstreet Holdings, Inc.

Leagh E. Turner Age 51 Director since 2022 Non-Independent	Background

Ms. Turner has served as Co-Chief Executive Officer of Ceridian HCM Holding Inc. since February 2022, and has served as a director since February 2022. Ms. Turner joined Ceridian in 2018, serving as President from August 2018 until February 2022 and Chief Operating Officer from February 2020 until February 2022. Prior to joining Ceridian, Ms. Turner held the position of global chief operating officer, strategic customer program of SAP, an enterprise software and programming company, from October 2016 to August 2018. Ms. Turner is a member of the board of directors for Manulife Financial Corporation, a NYSE and Toronto Stock Exchange (“TSX”) listed company.

Qualifications
We believe that Ms. Turner’s managerial and operational expertise along with her deep knowledge of our industry make her well-qualified to serve as a director.
Other Current Public Company Boards
Manulife Financial Corporation

14	2023 PROXY STATEMENT

Class II Directors

Deborah A. Farrington Age 72 Director since 2019 Independent Committees • Acquisition and Finance • Audit • Corporate Governance and Nominating (Chair)	Background

Ms. Farrington has served as a director of Ceridian HCM Holding Inc. since April 2019. Ms. Farrington is a co-founder and President of StarVest Management, Inc., the management company for the StarVest funds, and since 1999 has been a general partner of StarVest Partners, L.P., an expansion stage venture capital and growth equity firm. Ms. Farrington currently serves on the board of directors of Cumulus Media Inc., a NASDAQ listed company, and NCR Corporation, a New York Stock Exchange listed company. Within the past five years, Ms. Farrington also served on the board of directors of the following companies which were publicly listed at the time of her service: Collectors Universe, Inc., formerly a NASDAQ listed company, and RedBall Acquisition Corp., formerly a New York Stock Exchange listed company. Earlier in her career, Ms. Farrington was an investment banker and executive with Merrill Lynch & Co., an investment bank.

Qualifications

We believe that Ms. Farrington’s executive leadership and extensive experience on boards of directors, as well as her experience in software and financial services, make her well-qualified to serve as a director.

Other Current Public Company Boards Cumulus Media Inc. NCR Corporation

Thomas M. Hagerty Age 60 Director since 2013 Independent Committees • Acquisition and Finance (Chair) • Compensation	Background

Mr. Hagerty has served as a director of Ceridian HCM Holding Inc. since September 2013, and other Ceridian entities between April 2008 and April 2018. Mr. Hagerty is a managing director of THL, a private equity firm, which he joined in 1988. Mr. Hagerty currently serves on the boards of directors of Black Knight, Inc., Dun & Bradstreet Holdings, Inc., Fidelity National Financial, Inc., and FleetCor Technologies, Inc., all NYSE listed companies. Within the past five years, Mr. Hagerty also served as a director for Fidelity National Information Services, Inc. and Foley Trasimene Acquisition Corp., both NYSE listed companies.

Qualifications

We believe that Mr. Hagerty’s managerial and strategic expertise working with large growth-oriented companies as a managing director of THL and his experience in enhancing value at such companies, along with his expertise in corporate finance, make him well-qualified to serve as a director.

Other Current Public Company Boards
Black Knight, Inc.[5] Dun & Bradstreet Holdings, Inc. Fidelity National Financial, Inc. FleetCor Technologies, Inc.

[5]

On February 8, 2023, Mr. Hagerty notified the board of directors of Black Knight, Inc. (“Black Knight”) of his intention to retire from the Black Knight board of directors when his term ends at Black Knight’s 2023 Annual Meeting of Shareholders.

15	2023 PROXY STATEMENT

Linda P. Mantia Age 54 Director since 2020 Independent Committees • Audit	Background

Ms. Mantia has served as a director of Ceridian HCM Holding Inc. since June 2020. In addition, Ms. Mantia currently serves on the board of directors of McKesson Corporation, a NYSE listed company. Previously, she served on the board of MindBeacon Holdings Inc., a TSX listed company at the time of her service. Prior to joining our Board, Ms. Mantia was Senior Executive Vice President, Chief Operating Officer of Manulife Financial Corporation, an international insurance and financial service company listed on the NYSE and TSX. Ms. Mantia also previously served as Executive Vice President of Digital Banking, Payments and Cards at Royal Bank of Canada (“RBC”), a multinational financial services company listed on the NYSE, as well as in other leadership roles at RBC, including Executive Vice President, Global Cards and Payments. Earlier in her career, Ms. Mantia worked at McKinsey & Co., a global management consulting firm, and prior to that, she practiced law at Davies Ward Phillips & Vineberg LLC.

Qualifications
We believe that Ms. Mantia’s executive leadership roles and her financial services, payments, and digital technology experience make her well-qualified to serve as a director.
Other Current Public Company Boards
McKesson Corporation

Recommendation of the Board

In addition to each nominee’s specific experience, qualifications, attributes, and skills that led the Board to the conclusion that such person should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty, and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees. As a result, the Board recommends that you vote “for” the election of each of the nominees.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

16	2023 PROXY STATEMENT

BOARD OF DIRECTORS

In addition to the director nominees described above, three directors will continue to serve on the Board following the Annual Meeting. The biographies of each of the incumbent directors is below, including information regarding each person’s service as a director, business experience, public company director positions held as of February 28, 2023, and at any time during the last five years and the experience, qualifications, attributes, or skills that caused our Board to determine that the person should serve as a director of the Company.

Incumbent Class III Directors – Term Expiring at the 2024 Annual Meeting:

David D. Ossip Age 56 Director and Chair of the Board since 2015 Non-Independent	Background

Mr. Ossip is Chair of the Board and Co-Chief Executive Officer for Ceridian HCM Holding Inc.  Mr. Ossip has held the position of Chair since August 2015 and Co-Chief Executive Officer since February 2022. Mr. Ossip served as Chief Executive Officer of Ceridian from July 2013 until February 2022. Mr. Ossip joined Ceridian following the acquisition of Dayforce Corporation in 2012, where he held the position of chief executive officer. Mr. Ossip currently serves as a director of Dragoneer Growth Opportunities Corp III, a NASDAQ listed special acquisition company. Mr. Ossip previously served as a director for Dragoneer Growth Opportunities Corp, a NYSE listed company at the time of his service, and Dragoneer Growth Opportunities Corp II, a NASDAQ listed company at the time of his service.

Qualifications
We believe that Mr. Ossip’s managerial and strategic expertise along with his deep knowledge of our industry make him well-qualified to serve as a director.
Other Current Public Company Boards
Dragoneer Growth Opportunities Corp III[6]

Andrea S. Rosen Age 68 Director since 2018 Independent Committees • Audit • Corporate Governance and Nominating	Background

Ms. Rosen has served as a director of Ceridian HCM Holding Inc. since July 2018. In addition, Ms. Rosen serves on the boards of directors of Element Fleet Management Corp., a TSX listed company, Emera Inc., a TSX listed company, and Manulife Financial Corporation, a NYSE and TSX listed company. Ms. Rosen was vice chair of TD Bank Financial Group, a company which offered a full range of financial products and services, and president of TD Canada Trust from 2002 to 2005. Previously, she was executive vice president of TD Commercial Banking and vice chair of TD Securities.

Qualifications
We believe that Ms. Rosen’s experience on boards of directors and her strategic experience in those roles make her well-qualified to serve as a director.
Other Current Public Company Boards
Element Fleet Management Corp. Emera Inc. Manulife Financial Corporation

[6]

On March 10, 2023, the Dragoneer SPAC issued a press release announcing it will redeem all of its outstanding Class A ordinary shares, par value $0.0001, effective as of March 24, 2023, because the Dragoneer SPAC will not consummate an initial business combination within the time period required by its amended and restated memorandum and articles of association.

17	2023 PROXY STATEMENT

Gerald C. Throop Age 65 Director since 2018 and Lead Director since 2019 Independent Committees • Audit (Chair) • Compensation	Background

Mr. Throop has served as a director of Ceridian HCM Holding Inc. since April 2018 and Lead Director since November 2019. Since 2011, Mr. Throop has worked independently as a private equity investor, director, and advisor to early-stage companies. Prior to 2011, he spent 17 years in executive leadership positions in the securities and banking industry, including the position of executive vice president, managing director, and head of equities for both the National Bank of Canada and Merrill Lynch Canada. Mr. Throop has served as either a member of the board of directors or the chief financial officer of several companies that were TSX listed at the time of his service, including Workbrain Corporation, Toronto Stock Exchange, Call-Net Enterprises/Sprint Canada Inc., and Tie Telecommunications Canada Limited. Mr. Throop is a Chartered Public Accountant.

Qualifications
We believe that Mr. Throop’s accounting, financial, managerial, and investment experience make him well-qualified to serve as a director.
Other Current Public Company Boards
None

18	2023 PROXY STATEMENT

Director Independence

We have a majority of independent directors serving on our Board and each of the committees of our Board are comprised solely of independent directors. Our Board has affirmatively determined that Messrs. Bickett, Clarke, Hagerty, Rao, and Throop, and Mses. Farrington, Mantia, and Rosen are independent directors under the applicable rules of the NYSE after considering, among other things, their interests, as applicable, in any related party transactions described below under “Certain Relationships and Related Party Transactions.”

INDEPENDENT DIRECTORS
80%
of Directors are Independent

Board Leadership Structure

Under our Board’s current leadership structure, we have an executive Chair and an independent Lead Director.

Mr. Ossip, our Co-Chief Executive Officer, serves as Chair of our Board. He presides over meetings of our Board and holds such other powers and carries out such other duties as are customarily carried out by the chair of a board of directors. Our Board believes that the current Board leadership structure, which includes a Lead Director, provides effective independent oversight of management while allowing our Board and management to benefit from Mr. Ossip’s leadership and years of managerial and strategic experience. Our Board believes Mr. Ossip is best positioned to identify strategic priorities, lead critical discussions, and execute our strategy and business plans, and that he possesses detailed in-depth knowledge of the issues, opportunities, and challenges facing Ceridian. Our Board believes that Mr. Ossip’s combined role enables strong leadership, creates clear accountability, facilitates information flow between management and our Board, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders.

Mr. Throop was elected by the independent directors to serve as our independent Lead Director. He is empowered with and exercises robust, well-defined duties as set forth in our Corporate Governance Guidelines, a copy of which is available on our website located at www.ceridian.com. The primary duties of the Lead Director include:

•

advise the Chair concerning matters for the Board to consider and information to be provided to the Board, including through the retention of advisors and consultants who report directly to the Board, and collaborate with the Chair concerning meeting agendas and schedules;

•

preside at meetings of the Board in the absence of, or upon the request of, the Chair and call and preside over all executive sessions of non-employee directors and independent directors and report to the Board, as appropriate, concerning such executive sessions; and

•

serve as a liaison and supplemental channel of communication between non-employee directors and independent directors and the Chair, and as the principal liaison for consultation and communication between stockholders and the non-employee directors and independent directors.

Meetings of the Board of Directors and Stockholders

Our Board held seven meetings in fiscal year 2022. Each director attended at least 90% of all meetings of the Board and the committees on which they served that were held during fiscal year 2022. All directors are encouraged to attend our annual meeting of stockholders.

Our 2022 Annual Meeting was held virtually, and eight directors were in attendance.

BOARD MEETINGS	COMMITTEE MEETINGS	ATTENDANCE
		Each director attended at least
7	19	90%
Board meetings in fiscal year 2022	Meetings of all Board committees in fiscal year 2022	of all meetings of the Board and committees on which they served

19	2023 PROXY STATEMENT

Committees of the Board of Directors

Our Board has established an Acquisition and Finance Committee, Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee. Each committee operates under a charter that has been approved by our Board and has the composition and responsibilities described below. Members serve on these committees until their resignations or until otherwise determined by our Board. The charter of each committee is available on our website at www.ceridian.com.

ACQUISITION AND FINANCE COMMITTEE

Meetings held in 2022: None. Note that the Acquisition and Finance Committee meets on an as needed basis to fulfill the responsibilities set out in its charter.

Purpose: The primary purpose of our Acquisition and Finance Committee is to assist the Board’s oversight of, among other things, reviewing and providing direction regarding matters involving capital expenditures, investments, acquisitions, dispositions, financing activities, and other related matters.

Composition: The Acquisition and Finance Committee is currently composed of Messrs. Bickett, Hagerty, and Rao and Ms. Farrington. Mr. Hagerty serves as chair.

AUDIT COMMITTEE

Meetings held in 2022: 10

Purpose: The primary purpose of our Audit Committee is to assist the Board’s oversight of, among other things:

•      audits of our financial statements;

•      the quality and integrity of our financial statements and related disclosure;

•      our policies and practices with respect to risk assessment and risk management (except with respect to those risks for which oversight is assigned to another Board committee);

•      the conduct and systems of internal control over financial reporting and disclosure controls and procedures;

•      the qualifications, engagement, compensation, independence, and performance of our independent auditor;

•      the performance of our internal audit function; and

•      review with management the Company’s policies and practices with respect to risk assessment and risk management.

Composition: The Audit Committee is currently composed of Mses. Farrington, Mantia, and Rosen and Mr. Throop. Mr. Throop serves as chair of the Audit Committee, and each of Mses. Farrington, Mantia, and Rosen and Mr. Throop qualify as an “audit committee financial expert” as such term has been defined by the SEC in Item 407(d) of Regulation S-K. Our Board has affirmatively determined that each of Mses. Farrington, Mantia, and Rosen and Mr. Throop qualify as audit committee financial experts and meet the definition of an “independent director” for the purposes of serving on the Audit Committee under applicable NYSE rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”). The Audit Committee is governed by a charter that complies with the rules of the NYSE.

20	2023 PROXY STATEMENT

COMPENSATION COMMITTEE

Meetings held in 2022: 5

Purpose: The primary purpose of our Compensation Committee is to assist the Board in overseeing our management compensation policies and practices, including, among other things:

•      determining and approving the compensation of our executive officers;

•      reviewing and approving incentive compensation awards to executive officers;

•      making recommendations to the Board with respect to compensation of our directors;

•      reviewing and approving selection of peer companies used for compensation analysis; and

•      making recommendations to the Board with respect to all equity-based compensation plans.

The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. In particular, the Compensation Committee may delegate the approval of certain decisions relating to equity compensation to a subcommittee consisting solely of members of the Compensation Committee who are “Non-Employee Directors” for the purposes of Rule 16b-3 under the Exchange Act.

Composition: Our Compensation Committee is composed of Messrs. Bickett, Clarke, Hagerty, and Throop. Mr. Bickett serves as chair of the Compensation Committee. All members of the Compensation Committee meet the required independence standards under applicable NYSE and SEC rules. The Compensation Committee is governed by a charter that complies with the rules of the NYSE.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has ever been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Meetings held in 2022: 4

Purpose: The primary purposes of our Corporate Governance and Nominating Committee are to, among other things:

•      make recommendations to the Board regarding nomination of individuals as members of the Board and its committees;

•      assist the Board with identifying individuals qualified to become Board members; and

•      determine corporate governance practices and related matters.

Further, the Corporate Governance and Nominating Committee provides oversight of Ceridian’s ESG efforts.

Composition: Our Corporate Governance and Nominating Committee is comprised of Mses. Farrington and Rosen and Messrs. Bickett and Rao. Ms. Farrington serves as chair of the Corporate Governance and Nominating Committee. Our Board has affirmatively determined that each of Mses. Farrington and Rosen and Messrs. Bickett and Rao meet the definition of an “independent director” for purposes of serving on the Corporate Governance and Nominating Committee under applicable NYSE rules. The Corporate Governance and Nominating Committee is governed by a charter that complies with the rules of the NYSE.

21	2023 PROXY STATEMENT

Board’s Role in Risk Oversight

Our Board works directly with management to review Ceridian’s major areas of risk, assess management’s strategies for adequately managing risk, and determine the levels of risk appropriate for Ceridian.

The committees of the Board support the Board in exercising its risk oversight duties by overseeing the risks within the purview of their respective substantive areas. While the Audit Committee has responsibility to review corporate practices and policies with regard to risk management, the chairs of the Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee report on any committee-level risk-related discussions to the Board at each regular meeting of the Board, and the Acquisition and Finance Committee reports regularly to the Board summarizing the committee’s actions and any significant issues considered by the committee. This reporting process enables the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

A breakdown of the type of risks overseen by each committee is provided here:

Acquisition and Finance Committee	Compensation Committee
• Capital expenditures, investments, acquisitions, dispositions, financing activities, and other related matters not addressed by the entire Board	• Compensation policies and practices impacting recruitment and retention of executive talent, including reviewing and approving the annual compensation risk assessment conducted by management
Audit Committee	Corporate Governance and Nominating Committee

•     Oversight over risk management process

•     The conduct and systems of internal control over financial reporting and disclosure controls and procedures

•     Oversight responsibility includes regular review of policies and practices with respect to risk assessment and risk management – including in the areas of cybersecurity and other information technology risk and privacy

• Corporate governance and related matters, including Board composition and refreshment and ESG related items

Additional information regarding the responsibilities of each committee is available in the “Committees of the Board of Directors” section on page 20 of this Proxy Statement, and in the charters of each of the Board committees.

22	2023 PROXY STATEMENT

DIRECTOR COMPENSATION

Our Board believes that compensation for directors should be competitive, aligned with stockholders, and reflect the highest standards of corporate governance. Our compensation program for directors is reviewed periodically by our Compensation Committee to ensure that we continue to provide a competitive compensation program.

Current Director Compensation Program

The current director compensation program for non-employee directors consists of:

•	An annual cash retainer of $50,000;
•	Annual equity award grants of $250,000;
•	Annual cash committee chair fees (Audit Committee – $20,000, Compensation Committee – $12,500, Corporate Governance & Nominating Committee – $7,500);
•	Annual cash Lead Director fee of $50,000; and
•	One-time time-based restricted stock unit (“RSU”) grant with a value of $200,000 made to non-employee directors upon appointment to the Board.

The annual cash retainer and annual cash committee chair and Lead Director fees are paid pro-rata quarterly. Directors are given the flexibility to elect to receive any portion of their annual cash retainer or annual cash committee chair and Lead Director fees in the form of equity award grants and to receive any annual equity awards in the form of either RSUs, time-based stock options, or any combination of the two. Annual equity award grants, regardless of form, vest pro-rata quarterly over one year following the date of grant. The one-time RSU award granted upon appointment to the Board vests pro-rata annually over a three-year period following the date of grant.

Our directors may be reimbursed for approved director education courses and out-of-pocket travel expenses incurred in connection with attendance at Board and Board committee meetings and other Board-related activities.

In 2022, there were no annual cash fees paid to the chair of the Acquisition and Finance Committee.

Director Stock Ownership Principles

Stock ownership and stockholder alignment are key principles of our director compensation program and are reinforced from a director’s appointment to the Board until their service concludes. Therefore, we provide for annual elections where directors may receive any portion of their annual cash fees in the form of equity awards and provide a one-time equity award upon a non-employee director’s appointment to the Board.

Stock Ownership Guidelines

The Compensation Committee has established Stock Ownership Guidelines to encourage equity ownership by our executive officers and non-employee directors to reinforce the link between their financial interests and those of our stockholders. A person covered by the Stock Ownership Guidelines will have five years from the later of February 27, 2020, or the date the individual becomes a covered person to satisfy the stock ownership requirements.

We set the Stock Ownership Guidelines for our non-employee directors based on a multiple of their annual base cash retainer as of December 31 of each year. Qualifying shares under the Stock Ownership Guidelines consist of:

•	shares of our outstanding common stock, $0.01 par value (“Common Stock”) or Exchangeable Shares held directly or beneficially owned by the non-employee director; and
•	vested time-based vesting RSUs held directly by the non-employee director and granted to the non-employee director under a Ceridian equity plan.

23	2023 PROXY STATEMENT

Under our Stock Ownership Guidelines, each non-employee director is expected to own an amount of our stock equal in value to five times his or her annual base cash retainer. As of December 31, 2022, each of our non-employee directors complied with the requirements of the Stock Ownership Guidelines.

Discussion of the Stock Ownership Guidelines as they apply to the NEOs is contained in the CD&A on page 43 of this Proxy Statement.

Director Compensation for Fiscal Year 2022

The following table presents the total annual compensation for each person who served as a member of our Board during 2022, other than Mr. Ossip and Ms. Turner. Mr. Ossip and Ms. Turner received no additional compensation for their service as a member of our Board during 2022.

Name	Fees Earned in Cash ($)(1)(2)	Stock Awards ($)(2)(3)(5)	Option Awards ($)(2)(4)(5)	Total ($)
Brent B. Bickett	—	—	312,500	$312,500
Ronald F. Clarke	—	300,000	—	$300,000
Deborah A. Farrington	57,500	125,000	125,000	$307,500
Thomas M. Hagerty	29,125	300,000	—	$329,125
Linda Mantia	16,666	175,000	100,000	$291,666
Ganesh B. Rao	—	300,000	—	$300,000
Andrea S. Rosen	—	—	300,000	$300,000
Gerald C. Throop	—	—	370,000	$370,000

(1)	Represents cash fees earned in fiscal year 2022. Our directors are paid their cash fees in installments in arrears quarterly.

(2)

In May 2022, Mr. Bickett elected to receive all $300,000 of his 2022 annual cash and equity compensation and his $12,500 Compensation Committee Chair fee in the form of stock options for a total of 14,826 stock options.

In May 2022, Mr. Clarke elected to receive all $300,000 of his 2022 annual cash and equity compensation in the form of RSUs, for a total of 5,972 RSUs.

In May 2022, Ms. Farrington elected to receive $125,000 of her 2022 annual equity compensation in the form of stock options for a total of 5,930 stock options, and $125,000 of her 2022 annual cash and equity compensation in the form of RSUs for a total of 2,488 RSUs, and all $50,000 of her annual cash compensation and all $7,500 of her Corporate Governance and Nominating Chair fee in the form of cash. Amount shown in table reflects the amount of cash compensation earned in 2022 consisting of (i) $33,542 from the election of annual cash compensation of $57,500 for the period from May 1, 2021, through April 30, 2022, and (ii) $23,958 from the election of annual cash compensation of $57,500 of annual cash compensation for the period from May 1, 2022, through April 30, 2023.

In May 2022, Mr. Hagerty elected to receive all $300,000 of his 2022 annual equity compensation in the form of RSUs, for a total of 5,972 RSUs. Amounts shown in table reflects the amount of cash compensation earned in 2022 consisting of $29,125 from the election of annual cash compensation of $50,000 for the period from May 1, 2021, through April 30, 2022.

In May 2022, Ms. Mantia elected to receive $175,000 of her 2022 annual cash and equity compensation in the form of RSUs, for a total of 3,483 RSUs and $100,000 of her 2022 annual cash and equity compensation in the form of stock options, for a total of 4,744 stock options, and $25,000 of her 2022 annual cash and equity compensation in the form of cash. Amounts shown in table reflects the amount of cash compensation earned in 2022 consisting of $16,666 from the election of annual cash compensation of $25,000 for the period from May 1, 2022, through April 30, 2023.

In May 2022, Mr. Rao elected to receive all $300,000 of his 2022 annual cash and equity compensation in the form of RSUs, for a total of 5,972 RSUs.

In May 2022, Ms. Rosen elected to receive all $300,000 of her 2022 annual cash and equity compensation in the form of stock options, for a total of 14,233 stock options.

In May 2022, Mr. Throop elected to receive all $300,000 of his 2022 annual cash and equity compensation, all $20,000 of his annual Audit Committee Chair fee, and all $50,000 of his Lead Director fee in the form of stock options, for a total of 17,555 stock options.

24	2023 PROXY STATEMENT

(3)

Represents the aggregate grant date fair value of the RSU awards granted in 2022, computed in accordance with Financial Accounting Standards Board Account Standards Codification (“FASB ASC”) Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2022 Annual Report. The closing price on the grant date of May 11, 2022, was $50.23.

(4)

Represents the aggregate grant date fair value of the stock option awards granted in 2022, computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2022 Annual Report. The grant date fair value of the stock options awards is based on a Black-Scholes model valuation determined on the date of grant, which was May 11, 2022. The exercise price is the closing price on the grant date of May 11, 2022, of $50.23. The actual value of the stock option awards, if any, to be realized by a director depends on whether the price of our Common Stock at exercise is greater than the exercise price of the stock options.

(5)	Unvested equity as of December 31, 2022, vesting in two quarterly installments on February 11, 2023, and May 11, 2023.
(a)	Mr. Bickett holds 7,412 stock options;
(b)	Mr. Clarke holds 2,986 RSUs;
(c)	Ms. Farrington holds 1,244 RSUs and 2,964 stock options;
(d)	Mr. Hagerty holds 2,986 RSUs;
(e)	Ms. Mantia holds 1,741 RSUs and 2,372 stock options;
(f)	Mr. Rao holds 2,986 RSUs;
(g)	Ms. Rosen holds 7,116 stock options; and
(h)	Mr. Throop holds 8,777 stock options.

CORPORATE GOVERNANCE

Code of Conduct

We have a Code of Conduct that applies to all employees, contractors, officers, and directors of Ceridian HCM Holding Inc. and its majority-owned subsidiaries and controlled affiliates. A copy of the Code of Conduct is available on our website located at www.ceridian.com. Any amendments to or waivers from our Code of Conduct granted to directors or executive officers will be disclosed on our website promptly following the date of such amendment or waiver.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines in accordance with the corporate governance rules of the NYSE and the TSX, which serve as a flexible framework within which our Board and its committees operate. These guidelines cover several areas, including Board composition, roles of the Chair and Lead Director, director nominations and Board membership criteria, Board meetings and executive sessions, Board committees, management succession, Board compensation, expectations of directors, Board performance evaluations, and access to management and outside advisors. A copy of our Corporate Governance Guidelines is posted on our website at www.ceridian.com.

Director Service on Other Public Company Boards

We value the experience directors bring from other boards on which they serve, but also recognize that those boards may present demands on a director’s time and availability and may present conflicts or legal issues. Accordingly, under our Corporate Governance Guidelines, a director is required to receive approval from the Chair of the Corporate Governance and Nominating Committee and the Corporate Secretary prior to joining a new board of directors or undertaking other significant commitments involving affiliation with other businesses or governmental agencies. The guidelines state that no director may sit on more than five public company boards (including the Company’s), and no director who is a CEO of a public company may sit on the board of more than two public companies besides the public company for which they are CEO. As of the time of mailing of this Proxy Statement, all directors satisfy the “overboarding” guidelines.

25	2023 PROXY STATEMENT

No-Hedging and No-Pledging Policy

Our Insider Trading and Tipping Policy prohibits the hedging or pledging of Ceridian stock by our directors or executive officers unless an exception is granted by the Board. No exceptions to the policy were granted in 2022.

Director Evaluations

Our Board and Board committees conduct annual self-assessments of the effectiveness of the Board, Board committees, and our directors. The evaluation process was developed by and is administered under the direction of the Corporate Governance and Nominating Committee. The assessment is facilitated through a questionnaire process and is designed to elicit feedback with respect to areas such as Board and committee composition, governance, communication, culture, risk, and strategy. Responses are discussed with each of the Board committees and the full Board. Recommendations are discussed with the Board and within the appropriate Board committees, and then considered and implemented as appropriate.

Indemnification of Directors and Officers

Our fourth amended and restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”).

We have entered into indemnification agreements with each of our directors. These indemnification agreements provide the directors with contractual rights to indemnification and expense advancement and reimbursement to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

26	2023 PROXY STATEMENT

STOCKHOLDER ENGAGEMENT

A key part of our corporate governance program is our annual stockholder engagement process. We routinely engage with our stockholders to both seek their input on and address any questions they may have related to Company policies and practices. The direct conversations with stockholders also present an opportunity to provide perspective on recent or ongoing Company actions. As further detailed below, stockholder feedback has prompted further consideration by the Board and several actions and enhancements to our policies and practices over the years.

We value investors input and insights and are committed to meaningful engagement with investors, as demonstrated by our outreach efforts this year.

Scope of Engagement

Following our 2022 Annual Meeting of Stockholders, in order to better understand the executive compensation, corporate governance, and ESG concerns of our stockholders, we reached out to stockholders holding approximately 74% of the outstanding Common Stock of the Company as of June 30, 2022, to offer meetings with both the Chair of our Compensation Committee and Chair of our Corporate Governance and Nominating Committee. Ultimately, both the Chair of our Compensation Committee and Chair of our Corporate Governance and Nominating Committee participated in eight meetings this past fall with stockholders holding approximately 65% of the outstanding Common Stock of the Company as of June 30, 2022.

Outreach	74%
• Reached out to stockholders holding approximately 74% of the outstanding Common Stock of Ceridian to solicit feedback on compensation, corporate governance, and ESG matters.
Meetings with Committee Chairs	8
• The Chair of our Compensation Committee and the Chair of our Corporate Governance and Nominating Committee held meetings with eight stockholders.
Percentage Ownership	65%
• Directors and management met with stockholders holding approximately 65% of the outstanding Common Stock of Ceridian to discuss compensation, corporate governance, and ESG.

In addition to the above meetings, our executive team regularly met with investors and stakeholders throughout 2022 to discuss company performance, corporate governance, and ESG initiatives. These meetings offer investors and stakeholders a form to engage in constructive conversations with management around the aforementioned topics.

27	2023 PROXY STATEMENT

Compensation Feedback

Our Board continued to focus much of its engagement efforts on understanding stockholder concerns around executive compensation. Overall, stockholders were generally receptive to the recent and proposed changes to our executive compensation program. The Board heard the following feedback on compensation-related items and responded as noted:

Stockholder Feedback	Board Response	Timing
Pay quantum for CEO has historically been too high.	Adjusted pay quantum for CEO and then Co-CEOs to be in line with proxy peers.	Continued throughout 2021, 2022, and 2023.
Concern about the dilutive effect of the 3% “evergreen refresh” provision in the 2018 EIP.	The Board eliminated the evergreen feature in the 2018 EIP.	Completed in April 2022.
Desire for relative comparison performance metrics in long-term incentive program.	The Board introduced a relative TSR component into the 2023 long-term incentive (“LTI”) program for NEOs.	Added in February 2023.
Concern over the use of similar metrics under both the short-term and long-term incentive plans.	The Board implemented a short-term incentive (“STI”) program (referred to as the “MIP”) and LTI plans in 2023 with two out of three differentiated metrics.	Added in February 2023.
Desire to include true long-term performance aspects into annual long-term incentive program.

The Board added a relative TSR component that is measured over a three-year performance period with cliff vesting in the 2023 LTI.

Additionally, starting in 2023, the Board expanded the financial performance period for NEOs in the LTI by granting PSUs with a one-year performance period and a three-year time-based vesting schedule. This change is designed to ensure continued performance throughout the entire vesting period.

Added in February 2023.

28	2023 PROXY STATEMENT

Corporate Governance Feedback

In addition to the compensation focus, our discussions with stockholders also touched on corporate and ESG matters. The Board reviewed the feedback from our stockholders and responded as follows:

Stockholder Feedback	Board Response	Timing
Support for Board responsiveness and transparent disclosure on stockholder engagement and feedback.	Continued focus on clear and transparent disclosure, as well as continued responsiveness where it is deemed beneficial to the Company and its stockholders.	Ongoing.
Expressed interest in the Co-CEO structure and the efficacy of the model in the future.

The Board believes that the Co-CEO model best leverages each of the unique strengths, backgrounds, and skill sets of each Co-CEO. This structure formalized a continuation of the close working relationship between Mr. Ossip and Ms. Turner, which has been instrumental in driving our growth, market leadership, strategy, and technological innovation. Under this model, Mr. Ossip has continued to focus on product development, customer interactions, and strategy, while Ms. Turner manages all stages of the customer lifecycle and the corporate functions.

Ongoing.

Appreciation of our efforts to declassify the Board and the commitment to adopt a majority vote standard in uncontested director elections by 2024, while also encouraging consideration of additional stockholder rights.

The Board has determined that our current corporate governance structure, coupled with our robust stockholder engagement program, permits adequate and appropriate stockholder input into company decision-making and further changes in these areas are not needed at this time.

Declassification of the Board and the adoption of majority vote standard by 2024.
Praise for improvements made in ESG reporting over the past couple of years.	Continued commitment to clear and transparent disclosure on ESG matters, including through annual ESG reports published to our website.	Ongoing.

29	2023 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Set forth below is a description of certain relationships and related person transactions between Ceridian, its subsidiaries, and our directors, executive officers, or holders of more than 5% of our voting securities.

Registration Rights Agreement

On April 30, 2018, in connection with our initial public offering, we entered into a registration rights agreement with THL, Cannae, David D. Ossip, Alon Ossip (the brother of David D. Ossip), and entities controlled by each of David D. Ossip and Alon Ossip in respect of the shares of Common Stock and Exchangeable Shares held by such holder immediately following the initial public offering. This agreement provides these holders (and their permitted transferees) with the right to require us, at our expense, to register shares of our Common Stock that they hold. The agreement also provides that we will pay certain expenses of these electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act of 1933, as amended.

Policies for Approval of Related Person Transactions

Our Board has adopted a written Related Person Transactions Policy to ensure compliance with Securities and Exchange Commission (“SEC”) and NYSE rules and regulations related to related person transactions. A “related person transaction” is any transaction, arrangement or relationship, or any series of similar transactions, arrangements, or relationships, in which (i) Ceridian or any of its subsidiaries is or will be a participant, and (ii) any related person (as defined in Item 404 of Regulation S-K) has or will have a direct or indirect material interest. The Audit Committee is responsible for administering the policy, which includes reviewing all of the relevant facts and circumstances of all related person transactions that require the Audit Committee’s approval before entry into the transaction. Under the policy, the Audit Committee must either approve or disapprove of the entry into the related person transaction in accordance with all applicable SEC and NYSE rules and regulations, including Item 404 of Regulation S-K and Section 314.00 of the NYSE Listed Company Manual.

30	2023 PROXY STATEMENT

Other Transactions

We provide Dayforce and related services to certain companies that are considered related parties. The revenue from these related parties was as follows:

		Year Ended December 31,
Counter-Party	Related Persons Interest	2022	2021	2020
		(Dollars in millions)
FleetCor Technologies, Inc.	Shared board members. One board member is also the chief executive officer and the chairman of the counter-party's board.	$0.8	$0.6	$0.9
The Stronach Group	The brother of David D. Ossip, our Chair and Co-CEO, was formerly the chief executive officer, and is currently a minority shareholder.	0.1	0.1	0.1
Verve Senior Living	David D. Ossip, our Chair and Co-CEO, and his brother are currently minority shareholders.	0.4	0.4	0.5
Environmental 360 Solutions	The brother of David D. Ossip, our Chair and Co-CEO, is a board member.	0.2	—	—
Fidelity National Financial, Inc.	Shared board members.	0.4	0.4	0.4
Guaranteed Rate, Inc.	Portfolio company of THL, of which certain members of our board are managing directors.	1.7	1.7	0.9
HighTower Advisors, LLC	Portfolio company of THL, of which certain members of our board are managing directors. One board member also serves on the board of the counter-party.	0.4	0.3	0.2
Ten-X, LLC	Portfolio company of THL, of which certain members of our board are managing directors.	0.2	0.2	0.2
Smile Doctors	Portfolio company of THL, of which certain members of our board are managing directors.	1.0	—	—
The Dun and Bradstreet Corporation	Shared board members with Dun & Bradstreet Holdings, Inc., which owns the counter-party.	1.8	—	—

We are party to service agreements with certain companies that are considered related parties. Payments made to related parties were as follows:

		Year Ended December 31,
Counter-Party	Related Persons Interest	2022	2021	2020
		(Dollars in millions)
The Dun and Bradstreet Corporation	Shared board members with Dun & Bradstreet Holdings, Inc., which owns the counter-party.	$0.3	$0.4	$0.4
Manulife Financial	Shared board members. Leagh E. Turner, our Co-CEO, also serves as a director.	6.0	8.1	7.3

31	2023 PROXY STATEMENT

are

EXECUTIVE COMPENSATION

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with Ceridian’s management. Based on this review and discussion, our Compensation Committee recommended to the Board that the CD&A be included in the 2022 Annual Report and this Proxy Statement.

Members of our Compensation Committee

Brent B. Bickett, Chair

Ronald F. Clarke

Thomas M. Hagerty

Gerald C. Throop

COMPENSATION DISCUSSION & ANALYSIS

CD&A Table of Contents
Executive Compensation Program Goals and Considerations	34
2022 Compensation Elements and Analysis	38
Compensation Governance	41

This CD&A focuses on how our NEOs were compensated for the period from January 1, 2022, through December 31, 2022 (“Fiscal Year 2022” or “FY 2022”), and how their FY 2022 compensation aligned with our pay for performance philosophy.

For FY 2022, Ceridian’s NEOs were as follows:

Name, Position, and Date Joined Ceridian	David D. Ossip[1]	Chair and Co-Chief Executive Officer
	Leagh E. Turner[2]	Co-Chief Executive Officer
	Noémie C. Heuland	Executive Vice President, Chief Financial Officer
	Christopher R. Armstrong[3]	Executive Vice President, Chief Operating Officer
	Stephen H. Holdridge[4]	Executive Vice President, Chief Customer Officer
	Joseph B. Korngiebel	Executive Vice President, Chief Product & Technology Officer

1 Mr. Ossip was Chair and Chief Executive Officer on January 1, 2022. He remained Chair and became Co-Chief Executive Officer on February 9, 2022.

2 Ms. Turner was President and Chief Operating Officer on January 1, 2022. She was appointed Co-Chief Executive Officer on February 9, 2022.

3 Mr. Armstrong was Executive Vice President, Chief Customer Officer on January 1, 2022. He was appointed Executive Vice President, Chief Operating Officer on February 23, 2022.

4 Mr. Holdridge was appointed Executive Vice President, Chief Customer Officer on February 23, 2022, and served in that role until he was appointed President, Customer and Revenue Operations on February 7, 2023.

Our executive team has led our multi-year execution against five strategic growth levers, which continued to drive strong company performance in Fiscal Year 2022. We sustained meaningful revenue growth in 2022, underpinned by efficient management that drove growing Adjusted EBITDA performance.

Ceridian adopted a Co-CEO model in 2022. Leagh Turner became Co-CEO in early 2022, to drive end-to-end operations while Mr. Ossip, Chair and Co-CEO, continued to focus on product development, customer engagement, and company strategy.

32	2023 PROXY STATEMENT

FY 2022 was challenging for many publicly listed companies, particularly high growth technology companies like ours. Although our stock price faced significant macroeconomic headwinds in 2022, our Compensation Committee recognized the strong underlying performance of the business and believes management’s performance has positioned Ceridian to continue to drive stockholder value once certain macroeconomic headwinds subside.

FY22 GAAP and Adjusted Operating Profit Margin

(2%) operating profit margins improve 140 bps

16% adjusted operating profit margins improve 490 bps

17%
12%
7%
2%
-3%
-8%
14%
11%
16%
1%
-3%
-2%
FY20
FY21
FY22
Operating profit margin
Adjusted operating profit margin

See Appendix A included in this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.

As part of the Board’s continuous evaluation of management’s performance and its aim to best utilize the exceptional leadership talent at its disposal, the Board made several personnel decisions that impacted our 2022 NEOs.

33	2023 PROXY STATEMENT

Leadership Changes

Appointment of Co-CEOs

In February 2022, we promoted Ms. Turner to serve in the role of Co-CEO alongside Mr. Ossip. Ms. Turner previously served as our President and Chief Operating Officer. We believed at the time that implementing a Co-CEO model would further leverage each of the unique strengths, backgrounds, and skill sets of our Co-CEOs – and we believe we have seen evidence of this in Ceridian’s performance throughout 2022. The Co-CEO model formalized a continuation of the close working relationship between Mr. Ossip and Ms. Turner, which has been instrumental in driving our growth, market leadership, strategy, and technological innovation since Ms. Turner joined Ceridian over four years ago. With this Co-CEO model, Mr. Ossip has continued to focus on product development, customer interactions, and strategy, while Ms. Turner manages all stages of the customer lifecycle and the corporate functions.

In connection with her appointment as Co-CEO, our Compensation Committee reviewed market data provided by its independent compensation consultant and approved an increase in Ms. Turner’s 2022 Targeted Direct Compensation (“TDC”) to match that of Mr. Ossip’s, resulting in a base salary increase from $655,000 to $800,000 and her annual target STI from 80% to 100% effective as of January 1, 2022. Ms. Turner and Mr. Ossip received identical LTI grants in 2022. The value of Ms. Turner’s 2022 TDC was reviewed by our Compensation Committee, with the assistance of its independent compensation consultant, and was determined to be reasonable and appropriate to compensate and incentivize Ms. Turner in her new role.

Christopher Armstrong Appointment as Chief Operating Officer

In February 2022, Mr. Armstrong was appointed Executive Vice President, Chief Operating Officer of Ceridian. In that capacity, Mr. Armstrong leads Ceridian’s global operations, focused on driving scale, efficiency, and growth. Mr. Armstrong’s 2022 TDC did not change as a result of this appointment.

Stephen Holdridge Appointment as Chief Customer Officer and subsequent promotion to President, Customer and Revenue Operations

In February 2022, Mr. Holdridge was appointed Executive Vice President, Chief Customer Officer of Ceridian. In that capacity, Mr. Holdridge oversaw the Global Customer Office and its core mission to create growing, referenceable customers for life through value delivery and best-in-class experience.

In connection with this appointment, our Compensation Committee reviewed market data provided by its independent compensation consultant and approved an increase in Mr. Holdridge’s base salary from $550,000 to $650,000 and an increase in his annual LTI grant from $1,500,000 in 2021 to $3,000,000 in 2022. The value of Mr. Holdridge’s 2022 TDC was reviewed by our Compensation Committee, with the assistance of its independent compensation consultant, and was determined to be reasonable and appropriate to compensate and incentivize Mr. Holdridge in this new role.

In February 2023, Mr. Holdridge was promoted to President, Customer and Revenue Operations of Ceridian. In that capacity, Mr. Holdridge will bring together the revenue and customer functions globally into one organization focused on driving revenue growth and a best-in-class customer experience with quantifiable value at every touchpoint.

Executive Compensation Program Goals and Considerations

Our executive compensation program is focused on motivating and retaining the high performing team that has led the development and successful execution of our strategic plan, coupled with the recruitment of other leaders who will help the business continue to grow profitably and deliver increased stockholder value. In setting the 2022 TDC of our NEOs, our Compensation Committee considered the previous strong performance of the existing executive team, along with two acute pressures impacting retention and recruitment of executive talent in 2022 – (i) the criticality of this period to Ceridian’s long-term growth and (ii) the intense demand for best in class executive-level talent such as ours that has proven records of driving growth at scale, made more acute by the broader “war for talent” that played out when the compensation decisions were made.

34	2023 PROXY STATEMENT

In light of these considerations, our Compensation Committee included several new elements in designing the executive compensation program for 2022:

1.	Incent retention of certain members of senior management for the 18-month period ending June 30, 2023, by providing significant RSU grants with cliff vesting on June 30, 2023;
2.	Motivate alignment behind long-term revenue growth by adding a sales per employee per month (“PEPM”) annual contract value (“ACV”) metric to both the short-term and long-term incentive programs; and
3.

Increase weighting of PSU grants for Co-CEOs from 25% of long-term incentive grant in 2021 to 50% of long-term incentive grant in 2022. In 2023, our Compensation Committee further increased the weighting of PSU grants for the Co-CEOs and NEOs to 58.3% and 56.5%, respectively, of the 2023 long-term incentive grant.

Our Compensation Committee is pleased with the results of the 2022 executive compensation program. The Committee believes the program motivated the executive team to execute against short- and long-term objectives and deliver strong financial performance across Ceridian, as evidenced by Ceridian’s financial evolution over the past three years. With the above context in mind, the following section will detail the key considerations of our Compensation Committee in setting 2022 TDC.

35	2023 PROXY STATEMENT

Stockholder Feedback

At Ceridian’s 2022 Annual Meeting, holders of approximately 69.5% of Ceridian’s outstanding stock were represented and voted in favor of our Say on Pay proposal, an improvement of approximately 43.4% from the 2021 Annual Meeting results. We believe open dialogue with our stockholders in the fall of 2021 and incorporation of their feedback into our executive compensation program was instrumental in the growth of stockholder support for our compensation program at the 2022 Annual Meeting.

In 2023, the Chair of our Compensation Committee, Brent Bickett, the Chair of our Corporate Governance and Nominating Committee, Deborah Farrington, and senior management continued our robust engagement program following our 2022 Annual Meeting of Stockholders, which is described in more detail in our Stockholder Engagement section, set forth on page 27 of this Proxy Statement. While 2022 TDC was approved prior to the 2022 Annual Meeting of Stockholders and the results of the latest Say on Pay proposal, in light of our ongoing dialogue with our stockholders, our Compensation Committee has adopted the following changes for the compensation program since the publication of our 2022 Proxy Statement:

What We Heard	Board Response	Timing
Pay quantum for CEO has historically been too high.	Adjusted pay quantum for CEO and then Co-CEOs to be in line with proxy peers.	Continued throughout 2021, 2022, and 2023
Concern about the dilutive effect of the 3% “evergreen refresh” provision in the 2018 EIP.	The Board eliminated the evergreen feature in the 2018 EIP.	Completed in April 2022
Desire for relative comparison performance metrics in long-term incentive program.	The Board introduced a relative TSR component into the 2023 LTI program for NEOs.	Added in February 2023
Concern over the use of similar metrics under both the short-term and long-term incentive plans.	The Board implemented a STI program (referred to as the “MIP”) and LTI plans in 2023 with two out of three differentiated metrics.	Added in February 2023
Desire to include true long-term performance aspects into annual long-term incentive program.

The Board added a relative TSR component that is measured over a three-year performance period with cliff vesting in the 2023 LTI.

Additionally, starting in 2023, the Board expanded the financial performance period for NEOs in the LTI by granting PSUs with a one-year performance period and a three-year time-based vesting schedule. This change is designed to ensure continued performance throughout the entire vesting period.

Added in February 2023

36	2023 PROXY STATEMENT

Pay for Performance Alignment

Our Compensation Committee believes that our executive compensation program should directly reflect our organization’s performance with substantial emphasis on the creation of long-term value for our stockholders. We achieve this by providing a mix of base salary, short-term, and long-term incentives with a variety of time horizons to balance our near-term and long-term strategic goals.

In 2022, 85.0% of our Co-CEO TDC, and 73.8% of our other NEO TDC was provided through long-term equity awards. By having a significant percentage of our NEO’s 2022 TDC payable in long-term equity, their 2022 TDC was subject to higher risk and longer vesting than cash compensation, further incentivizing our executive officers to focus on value creation that will benefit our stockholders in the long term.

Peer Group

In reviewing compensation for the executive officers, including the NEOs, our Compensation Committee considers several factors, including practices and policies within a relevant market for talent. Our definition of market comparisons includes companies that, like us, are high-growth, cloud-based technology and software companies. Our Compensation Committee considered market competitive data from both a Peer Group (proxy data from 15 companies), as well as a broader framework from survey data sources (Radford Global Compensation Database and Willis Towers Watson). The combination of the customized Peer Group and the various survey sources provide a holistic summary of market competitive practices that reasonably compare to our size and scale, growth profile, specific industry, and broad labor market where we compete for talent.

The following customized Peer Group was developed with assistance from Willis Towers Watson and focused on companies that have a comparable business model and are a potential source of executive talent:

Peer Group Used in Determining 2022 TDC
Atlassian Corporation Plc	HubSpot, Inc	Splunk, Inc.
Avalara, Inc.	Palantir Technologies Inc.	Tyler Technologies, Inc.
Coupa Software Incorporated	Paycom Software, Inc.	Unity Software Inc.
Datadog, Inc.	Pegasystems Inc.	Workday, Inc.
DocuSign, Inc.	ServiceNow, Inc.	Zendesk, Inc.

Due to a range of factors, including the scope of NEO positions, tenure in role, and company-specific concerns, there is an imperfect comparability of NEO positions between companies. As such, market position served as a reference point in setting the 2022 TDC for our NEOs, rather than a formula-driven outcome.

37	2023 PROXY STATEMENT

2022 Compensation Elements and Analysis

Ceridian’s executive compensation program contains a mix of different compensation vehicles to ensure retention and reward for company performance.

Element	Key Characteristics	Link to Stockholder Value	How We Determine Amount
Base Salary	Provides market competitive fixed compensation for performing duties and responsibilities of the position	Attracts and retains exceptional talent capable of performing in a dynamic high-growth environment	Reviewed annually, considering each executive’s leadership role, scope, complexity, individual performance, and competitive market trends
Short-term Incentive	Variable compensation in the form of 50% cash and 50% PSUs to align compensation with annual financial performance goals/objectives	Motivate executive officers to meet and achieve company-wide goals against pre-defined criteria in areas of strategic importance to Ceridian	Reviewed annually, considering each executive’s leadership role, scope, complexity, individual performance, and competitive market trends
Long-term Incentive – Time-based Restricted Stock Units	Full value grants that vest ratably over three years and supports the stock ownership guidelines and long-term retention	To align the interests of executive officers and stockholders via equity while encouraging retention and the continuity of our strategic plan	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations, and market trends
Long-term Incentive – Performance-based Restricted Stock Units	Grants that vest ratably over three years if the achievement of annual financial performance goals are met, and supports the stock ownership guidelines and long-term retention	To align the interests of executive officers and stockholders	Grant award levels based on individual contributions to business outcomes, potential future contributions, historical grant amounts, retention considerations, and market trends

Base Salary

We provide base salary as a means to deliver a stable amount of fixed cash compensation to our executive officers, including our NEOs, for performance of their day-to-day responsibilities. The base salary of each of our executive officers, including our NEOs, is reviewed annually to determine if an adjustment is warranted or required and may be reviewed intra-year as well – such as in connection with a promotion or material change in job scope.

Details on the base salary of each NEO is provided in our summary compensation table on page 44 of this Proxy Statement.

Short-Term Incentive

Our STI programs are performance based and designed to focus and reward NEOs for performance on key annual measures. In 2022, our STI programs consisted of a Management Incentive Plan participated in by each of the NEOs and other members of senior management.

Our Compensation Committee considers several factors when setting the individual STI payout targets, including each NEO’s role and responsibilities, expected contribution to Ceridian, potential impact of each NEO’s performance on Ceridian’s performance metrics, and competitive market trends.

For the first time, we added a Sales PEPM ACV metric to our 2022 performance criteria for both our STI and LTI programs, in order to add additional emphasis on sustainable revenue growth. Our Compensation Committee set aggressive targets for this metric, and despite significant Sales PEPM ACV growth year over year, we achieved 99.3% of our threshold level, and 93.1% of our target level, respectively. Our Compensation Committee considered whether to exercise discretion and deem the threshold level achieved to reward the efforts that produced such a strong result. Doing so would have resulted in an overall payout earned of 100% for both the STI and LTI programs. However, our Compensation Committee decided that in the interest of maintaining rigor and discipline in our pay-for-performance philosophy, no discretion was provided for the Sales PEPM ACV metric for our NEOs, resulting in a total payout earned of 83.3%.

38	2023 PROXY STATEMENT

The following table shows the total payout earned under the 2022 STI for our NEOs:

Metric(1)	Why it Matters	Threshold	Goal	Maximum Achievement	Metric Achieved	Percentage Achieved (%)	Payout Earned (%)

Cloud Revenue (33 1/3%)	Emphasizes growth in our SaaS products, solutions, and geographies as well as emerging markets	$1,006.7 M	$1,032.5 M	$1,058.3 M	$1,032.3 M	100.0%	100.0%

Adjusted EBITDA (33 1/3%)	Indicator of our profitability, operating efficiencies, and the scalability of our growth	$141.5 M	$149.0 M	$156.4 M	$172.7 M	115.9%	150.0%

Sales PEPM ACV (33 1/3%)	Motivate alignment behind top-line growth	(2)	(2)	(2)	(2)	93.1%(3)	0.0%

Total							83.3%(4)

(1)

Both cloud revenue and adjusted EBITDA exclude float revenue and were calculated based on our operating results, adjusted for foreign currency and interest rate impacts plus other unique impacts as approved by the Compensation Committee.

(2)

We are not disclosing the target, threshold, maximum, or actual level of payout for this performance criteria, as we believe such disclosure would cause substantial competitive harm without adding to a meaningful understanding of our business – we do not provide guidance on this metric throughout the year.

(3)	We achieved 93.1% of our target level and 99.3% of our threshold level.
(4)	Total payout of 83.3%, based on 33 1/3% weighting of 100.0% cloud revenue payout, 33 1/3% weighting of 150.0% adjusted EBITDA payout, and 33 1/3% weighting of 0.0% of Sales PEPM ACV payout.

Details on the STI payout amounts for each NEO is available in the summary compensation table on page 44 of this Proxy Statement.

Long-Term Incentive

Our LTI programs are performance based and designed to ensure retention of our executives. The Committee made three types of LTI equity grants to NEOs in 2022:

1.	Three-year, time-based vesting RSUs;
2.	PSUs with a one-year performance period and a three-year time-based vesting schedule if the performance objectives were achieved; and
3.	One time “special” cliff vesting time-based RSUs for NEOs other than the Co-CEOs that vest in full provided the NEO’s continued employment as of June 30, 2023.

Our Compensation Committee believed this mix of equity grants struck the right balance between infusing the LTI program with performance-based incentive, while also remaining attractive and retentive to the executives participating in the LTI program. In 2022, the performance metrics of the PSU component of the LTI grants focused on top-line growth, profitable operations, and sales growth. It was our Compensation Committee’s belief that our executives should be incented to drive the metrics that are most important to Ceridian’s continued growth and profitability.

When grant type and quantum decisions were made in February 2022, our Compensation Committee considered the historic development and execution of Ceridian’s strategic growth plan which drove strong financial performance in the prior fiscal periods. Our Compensation Committee also considered the criticality of the current period to Ceridian’s long-term growth and the “war for talent” that was spurring intense competition for human capital.

39	2023 PROXY STATEMENT

Our Co-CEOs’ LTI in 2022 was positioned around the 50th percentile of the peer group, which our Compensation Committee believed appropriately rewarded our Co-CEOs for their unique contributions to our high-performing business and is sufficiently retentive to keep them in their roles during this critical time of our growth. When our Compensation Committee considers LTI grants for our Co-CEOs, the committee reviews not only the grants of the CEOs of our peer group, but also the grants of the second highest paid officer in our peer group in consideration of our Co-CEO structure.

The criticality of 2022 to Ceridian’s long-term growth and the necessity to retain our in-demand leaders in the intense talent market in which we compete also drove our Compensation Committee to provide an additional, one-time cliff vesting time-based RSU grant for our non-CEO NEOs. These one-time “special” grants were in the amount of $750,000 for Ms. Heuland, and Messrs. Armstrong, Holdridge, and Korngiebel, and fully vest on June 30, 2023, subject to the individual’s continuous employment. The Committee believed the Co-CEO LTI packages were sufficiently retentive and chose to not include the Co-CEOs in this grant program.

Our Compensation Committee certified the results of 83.3% total payout earned in 2022 under the PSU metrics. Details on the payout amounts for each NEO is available in the summary compensation table on page 44 of this Proxy Statement.

Looking ahead to 2023, in response to further stockholder feedback from our Fall 2022 stockholder listening sessions and with an eye toward continued evolution of our compensation program, our Compensation Committee approved the following measures and changes to the 2023 LTI program in February 2023:

•	Added a relative comparison performance metric;
•	Increased portion of performance-based awards from 50.0% to 58.3% and 50.0% to 56.5% of total LTI grant for Co-CEOs and NEOs, respectively;
•

Modified some financial metrics to be independent of STI metrics to align with our long-term goals. Sales PEPM ACV was identified as a key driver of long-term revenue growth and as such was maintained as a metric in both the 2023 STI and 2023 LTI; and

•

Changed financial performance period in LTI from PSUs with a one-year performance period and a three-year time-based vesting schedule if the performance objectives were achieved, to three one-year performance periods, to ensure continued performance throughout the duration of the vesting period.

Other Elements

We offer healthcare, insurance, retirement benefits, and paid time off for every employee at Ceridian, including our NEOs, to invest in our employees’ health and future. Benefits are substantially the same for all employees, including NEOs, based on country location. In addition, we offer select perquisites (e.g., parking benefit) to some of our executives, including our Co-CEOs.

Additional information on the employee benefits provided to our NEOs is available in the summary compensation table on page 44 of this Proxy Statement.

Global Employee Stock Purchase Plan (“GESPP”)

The GESPP provides an opportunity for eligible7 employees to become Ceridian stockholders and drives employee engagement. This plan provides a 15% discount on the stock purchase price with a lookback feature.

Executive Severance

[7]	All employees in the US, Canada, UK, Germany, Mauritius, Australia, and New Zealand are eligible for the GESPP as of December 31, 2022.

40	2023 PROXY STATEMENT

Within the employment agreements of the NEOs, we provide for severance payments and benefits in the event of a qualifying termination of employment, which may include varying severance payments based on the length of service to Ceridian. The Compensation Committee believes that these arrangements are competitively reasonable and necessary to recruit and retain key executives. The material terms of these severance payments to our NEOs are described in “Potential Payments upon Termination” on page 51 of this Proxy Statement.

Compensation Governance

What we do		What we do not do
✓	Pay for performance – A significant percentage of the 2022 TDC featured performance-based metrics, including 50% of our annual LTI	X	No CIC single trigger acceleration – We grant equity awards that require both a change-in-control and an involuntary termination or voluntary termination with good reason before vesting
✓	Independent compensation consultant – The Compensation Committee retains an independent compensation consultant to advise on the executive compensation program and practices	X

No hedging of company stock – Executive officers and members of the Board may not directly or indirectly engage in transactions intended to hedge or offset the market value of Ceridian’s common stock owned by them

Please see discussion of Ceridian’s anti-hedging policy described on page 26 of the Proxy Statement

✓	Robust stock ownership guidelines – We have stock ownership guidelines for executive officers of 6x for our Co-CEOs and 3x for our non-CEO executive officers	X

No Pledging of company stock – Executive officers and members of the Board may not directly or indirectly pledge Ceridian’s common stock as collateral for any obligation

Please see discussion of Ceridian’s anti-pledging policy described on page 26 of the Proxy Statement

✓

Annual compensation risk assessment – A risk assessment of our compensation programs is performed on an annual basis to ensure that our compensation programs and policies do not incentivize excessive risk-taking behavior

		X	No repricing or exchange of underwater stock options – Our equity incentive plan does not permit repricing or exchange of underwater stock options without stockholder approval
✓	Peer Group Analysis – The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant	X	No tax gross-ups – We do not provide tax gross ups to our executive officers
✓

Clawback policy – In the event that the Board determines that a material accounting restatement of our financial statements has occurred, Ceridian may recoup all or a portion of the excess incentive compensation received by our executive officers in the three completed fiscal years immediately preceding the date of the material accounting restatement

In addition to the standalone Compensation Recovery Policy, the 2018 EIP contains a recovery provision whereby Ceridian may recoup (i) gain on awards granted under the 2018 EIP in the event of a termination for cause; and (ii) excess on awards granted under the 2018 EIP in the event of an accounting restatement

		X	No Excessive Perquisites – We do not provide excessive perquisites for executives
✓

Annual stockholder “Say on Pay” – We value our stockholders’ input on our executive compensation programs. Our Board seeks an annual non-binding advisory vote from stockholders to approve the executive compensation disclosed in our CD&A, tabular disclosures, and related narrative of the 2023 Proxy Statement

41	2023 PROXY STATEMENT

Compensation Committee Oversight

The Compensation Committee, comprised entirely of independent directors, reviews and approves the compensation of Ceridian’s NEOs and other executive officers and administers and makes recommendations related to equity-based compensation plans to the Board. Details of the Compensation Committee’s duties are summarized in the Board of Directors overview of this Proxy Statement (beginning on page 17) and are fully set out in the Compensation Committee’s charter which can be found under “Governance Documents” on the Corporate Governance section of our website at www.ceridian.com.

Use of an Independent Compensation Consultant

As permitted under its charter, in 2022, the Compensation Committee retained Willis Towers Watson (“WTW”) as its independent compensation consultant. WTW reports directly to the Compensation Committee and took direction from the Chair of the Compensation Committee. The Compensation Committee assessed the independence of WTW in light of the SEC and NYSE listing standards and concluded that the work of WTW did not raise any conflicts of interest, and that WTW was independent.

During the year, WTW assisted in designing and reviewing our management and director compensation programs, including developing compensation market comparisons, providing competitive program and policies information, attending Compensation Committee meetings, and providing general advice. The Compensation Committee considers the analysis and advice from WTW as well as support and insight from management when making decisions.

In 2022, WTW provided approximately $280,000 in services to the Compensation Committee. WTW also provides certain other services to Ceridian, including health and welfare benefits consulting and corporate risk and brokerage services. WTW received approximately $1,100,000 for these services in 2022. The Compensation Committee is aware of the other services provided by WTW to Ceridian but did not review or approve the provision of these services because they are of the type directly procured by management in the ordinary course of business.

Role of Management

Compensation Committee meetings have been typically attended by one or both of the Co-CEOs, the Executive Vice President, Chief Human Resources Officer, the Senior Vice President, Global Total Rewards, and the Executive Vice President, General Counsel, and Corporate Secretary. One or both of the Co-CEOs have provided recommendations on compensation for all other executive officer roles. Neither of the Co-CEOs were present when our Compensation Committee discussed the compensation of either Co-CEO.

Managing Compensation-Related Risk

In connection with their oversight of compensation-related risks, our Compensation Committee, and WTW, as our Compensation Committee’s independent compensation consultant, reviewed Ceridian’s compensation policies and practices to ensure that compensation programs do not encourage risk-taking that is reasonably likely to have a material adverse effect on us. Our Compensation Committee and WTW reviewed all compensation plans and identified those plans that are most likely to pose material risks and balanced these against our existing processes and compensation program safeguards. The review process considered mitigating features contained within our compensation plan design, which includes elements such as mix of pay, timing of payouts relative to performance periods and metrics, and goal diversification. We believe, and the results of the risk analysis concluded, that our compensation programs do not encourage risk-taking that is reasonably likely to result in a material adverse effect on Ceridian.

42	2023 PROXY STATEMENT

Stock Ownership Guidelines (“SOG”)

Our Co-CEOs are required to own and hold shares of our stock with a value that is at least equal to six-times each of their annual base salaries. Our other executive officers are required to own and hold shares of our stock with a value that is at least three-times his or her annual base salary.

Each of our executive officers have five years following the later of his or her commencement of service with Ceridian as an officer subject to the SOG (which includes the date of promotion to a position subject to the SOG or to a new multiple level within the SOG) or the adoption of SOG to satisfy the stock ownership requirement.

Qualifying shares under the SOG consist of: (i) shares of Common Stock or Exchangeable Shares held directly or beneficially owned by the executive, including any shares of Common Stock held in a brokerage account or 401(k) account; (ii) shares of Common Stock or Exchangeable Shares held indirectly by the executive if such shares of Common Stock or Exchangeable Shares are “beneficially owned” by the executive, including such shares of Common Stock or Exchangeable Shares held by an affiliated entity, a spouse and/or immediate family member of the executive, or shares of Common Stock or Exchangeable Shares held in trust for the benefit of the executive; and (iii) vested RSUs held directly by the executive and granted to the executive under a Ceridian equity plan.

As of December 31, 2022, each of our NEOs met the SOG or, in the case of Ms. Heuland and Mr. Holdridge, are complying with the retention requirements in accordance with the SOG.

43	2023 PROXY STATEMENT

Summary Compensation Table

The following table sets forth certain information for Fiscal Years 2022, 2021, and 2020 concerning the total compensation awarded to, earned by, or paid to our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)(7)	Total ($)(6)
David D. Ossip	2022	$800,000	$—	$9,399,991	$—	$333,200	$18,415	$10,551,606
Chair and Co-Chief	2021	$775,000	$—	$2,649,979	$6,749,995	$400,000	$51,727	$10,626,701
Executive Officer(8)	2020	$700,000	$560,000	$2,471,283	$29,218,628	$—	$49,022	$32,998,933
Leagh E. Turner	2022	$800,000	$—	$9,399,991	$—	$333,200	$20,150	$10,553,341
Co-Chief	2021	$655,000	$—	$1,571,968	$3,929,989	$262,000	$51,322	$6,470,279
Executive Officer(8)	2020	$655,000	$275,100	$1,418,747	$3,929,208	$—	$83,794	$6,361,849
Noémie C. Heuland	2022	$600,000	$—	$3,429,872	$—	$149,940	$9,150	$4,188,962
Executive Vice President,	2021	$600,000	$—	$180,033	$—	$180,000	$12,515	$972,548
Chief Financial Officer	2020	$126,923	$200,000	$3,199,995	$—	$—	$1,028	$3,527,946
Christopher R. Armstrong	2022	$655,000	$—	$3,946,432	$—	$163,685	$19,180	$4,784,297
Executive Vice President,	2021	$655,000	$—	$3,196,392	$—	$196,500	$12,974	$4,060,866
Chief Operating Officer(8)	2020	$655,000	$275,100	$858,751	$2,249,529	$—	$19,648	$4,058,028
Stephen H. Holdridge	2022	$625,000	$—	$3,914,916	$—	$187,425	$9,150	$4,736,491
Executive Vice President,
Chief Customer Officer(8)
Joseph B. Korngiebel	2022	$650,000	$—	$3,944,948	$—	$162,435	$9,150	$4,766,533
Executive Vice President, Chief
Product and Technology Officer

(1)

Represents annual salary paid to each NEO in Fiscal Year 2022, 2021, and 2020 pursuant to the terms of each NEO’s employment agreement. See “Agreements with our NEOs” on page 53 of this Proxy Statement. The amount shown in the column entitled “Salary” for Mr. Ossip and Ms. Turner reflects the base salary amounts set forth in their employment agreements; the amount shown for Ms. Turner reflects an increase in her salary from $655,000 to $800,000, effective January 2022, and for Mr. Holdridge reflects an increase in his salary from $550,000 to $650,000, effective April 2022. Actual amounts of base salary paid to Mr. Ossip and Ms. Turner are converted from U.S. dollars to Canadian dollars and are trued-up quarterly based on the actual U.S. / Canadian dollar exchange rate on the pay date. Due to the potential fluctuation in the exchange rate from one period to the next, amounts paid to Mr. Ossip and Ms. Turner may fluctuate from the amount specified in their employment agreements. As Mr. Ossip and Ms. Turner are paid in Canadian dollars, with the amounts trued-up to U.S. dollars quarterly, the salary amounts when converted to U.S. dollars from Canadian dollars for Mr. Ossip are $756,378, $761,422, and $735,636 in 2022, 2021, and 2020, respectively, and for Ms. Turner are $756,127, $643,789, and $688,346 in 2022, 2021, and 2020, respectively.

(2)

Amounts reflect either (i) discretionary bonuses or bonuses that are subjectively determined, or (ii) non-performance bonus amounts paid to a NEO pursuant to the terms of such NEO’s employment agreement. See “Agreements with our NEOs” on page 53 of this Proxy Statement.

•	In Fiscal Year 2020, Messrs. Ossip and Armstrong and Ms. Turner received a cash bonus in the amount of 70% of their 2020 STI target payout at the Compensation Committee’s discretion.
•	In Fiscal Year 2020, the amount for Ms. Heuland reflects the cash bonus paid to her upon joining Ceridian.
(3)

Represents the aggregate grant date fair value of the share awards and option awards granted in Fiscal Year 2022, 2021, and 2020 computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2022 Annual Report.

(4)

Amounts shown in the column entitled “Stock Awards” include LTI RSUs, LTI PSUs and STI PSUs granted to each NEO on February 24, 2022. The LTI PSUs represented 50% of the 2022 LTI target payout for each NEO, rounded up to the next whole stock unit. The STI PSUs represented 50% of the 2022 STI target payout for each NEO, rounded up to next whole stock unit. Each PSU represents a contingent right to receive between 0.167 share of Common Stock at threshold and up to 1.67 shares of Common Stock at maximum. The performance metrics for the LTI PSUs and STI PSUs were achieved at 83.3%. The target, maximum, and achievement of the LTI PSUs and STI PSUs is as follows:

44	2023 PROXY STATEMENT

Name	STI PSUs at 100% (target) Performance (#)	STI PSUs Value at 100% (target) Performance ($)	STI PSUs at 167% (maximum) Performance (#)	STI PSUs Value at 167% (maximum) Performance ($)	STI PSUs at 83.3% (achievement) (#)	STI PSUs Value at 83.3% (achievement) ($)
Mr. Ossip	5,648	$400,048	9,432	$668,069	4,705	$333,255
Ms. Turner	5,648	$400,048	9,432	$668,069	4,705	$333,255
Ms. Heuland	2,542	$180,050	4,245	$300,673	2,117	$149,947
Mr. Armstrong	2,775	$196,553	4,634	$328,226	2,312	$163,759
Mr. Holdridge	2,330	$165,034	3,891	$275,600	1,941	$137,481
Mr. Korngiebel	2,754	$195,066	4,599	$325,747	2,294	$162,484

Name	LTI PSUs at 100% (target) Performance (#)	LTI PSUs Value at 100% (target) Performance ($)	LTI PSUs at 167% (maximum) Performance (#)	LTI PSUs Value at 167% (maximum) Performance ($)	LTI PSUs at 83.3% (achievement) (#)	LTI PSUs Value at 83.3% (achievement) ($)
Mr. Ossip	63,532	$4,499,972	106,098	$7,514,921	52,922	$3,748,465
Ms. Turner	63,532	$4,499,972	106,098	$7,514,921	52,922	$3,748,465
Ms. Heuland	17,647	$1,249,937	29,470	$2,087,360	14,700	$1,041,201
Mr. Armstrong	21,177	$1,499,967	35,366	$2,504,974	17,640	$1,249,441
Mr. Holdridge	21,177	$1,499,967	35,366	$2,504,974	17,640	$1,249,441
Mr. Korngiebel	21,177	$1,499,967	35,366	$2,504,974	17,640	$1,249,441
(5)

Reflects incentive payments earned in Fiscal Year 2022 and 2021 based on achievement of the pre-established financial performance goals satisfied in Fiscal Year 2022 and 2021, pursuant to the terms of each NEO’s employment agreement.

•

In Fiscal Year 2022, all NEO’s earned their STI based on achievement of the financial metrics at 83.3% of target, payable in 2023. 50% of their annual target is reported in the “Non-Equity Incentive Plan Compensation” column and 50% of their annual target is reported in the “Stock Awards” column.

•

In Fiscal Year 2021, all NEO’s earned their STI based on achievement of the financial metrics at 100% of target, payable in 2022. 50% of their annual target is reported in the “Non-Equity Incentive Plan Compensation” column and 50% of their annual target is reported in the “Stock Awards” column.

(6)

In the case of Mr. Ossip and Ms. Turner, amounts shown in the column entitled “All Other Compensation,” were converted to U.S. dollars from Canadian dollars. Currency was converted, based on the exchange rate of $1.3569, $1.2724, and $1.2740 Canadian dollars per U.S. dollar as of December 31, 2022, December 31, 2021, and December 31, 2020, respectively.

(7)	The Fiscal Year 2022 amounts reflected in this column include All Other Compensation as described in the following table:

Name	Other Benefits		Retirement Plan Contribution(e)	Life Insurance Benefits(f)	Total
Mr. Ossip	$12,847	(a)	$5,029	$539	$18,415
Ms. Turner	$19,611	(b)	$—	$539	$20,150
Ms. Heuland	$—	(c)	$9,150	$—	$9,150
Mr. Armstrong	$10,030	(d)	$9,150	$—	$19,180
Mr. Holdridge	$—	(c)	$9,150	$—	$9,150
Mr. Korngiebel	$—	(c)	$9,150	$—	$9,150

a)	The amount includes executive health benefits ($11,448) and parking reimbursement for our Toronto headquarters building ($1,399).
b)

The amount includes executive health benefits ($11,448) parking reimbursement for our Toronto headquarters building ($1,399), and fees related to guest travel to the President’s Club, a Ceridian performance leader event ($6,763).

c)

Any perquisites and any other benefits provided to Messrs. Holdridge and Korngiebel and Ms. Heuland for Fiscal Year 2022 were less than $10,000 and information regarding any such perquisites and personal benefits has therefore not been included.

d)

The amount includes premiums paid by the Company for supplemental executive long-term disability insurance ($3,266) and fees related to guest travel to the President’s Club, a Ceridian performance leader event ($6,763).

e)	These amounts reflect matching contributions paid by the Company to the NEO’s Retirement Savings Plan accounts.
f)	These amounts reflect premiums paid by the Company for group term life insurance coverage.

(8)

On February 9, 2022, Mr. Ossip was made Co-Chief Executive Officer.

On February 9, 2022, Ms. Turner was appointed Co-Chief Executive Officer.

On February 23, 2022, Mr. Armstrong was appointed EVP, Chief Operating Officer.

On February 23, 2022, Mr. Holdridge was appointed EVP, Chief Customer Officer and was an NEO in Fiscal Year 2022.

Therefore, his information is only provided for Fiscal Year 2022.

On February 7, 2023, Mr. Holdridge was appointed President, Customer and Revenue Operations. Mr. Korngiebel was an NEO in 2022. Therefore, his information is only provided for Fiscal Year 2022.

45	2023 PROXY STATEMENT

Grant of Plan Based Awards in Fiscal Year 2022

During Fiscal Year 2022 plan-based awards granted to our NEOs included PSUs and RSUs granted under the 2018 EIP. The following table summarizes all plan-based awards granted to our NEOs during Fiscal Year 2022.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)		shares of stock or units (#)(2)(3)(4)	Awards ($)(5)
Mr. Ossip
STI - Cash	—	$66,800	$400,000	$666,667
STI - PSUs	2/24/2022				$66,808	$400,048	#	$666,747	5,648	$400,048
PSUs	2/24/2022				$751,495	$4,499,972		$7,499,953	63,532	$4,499,972
RSUs(3)	2/24/2022								63,532	$4,499,972
Ms. Turner
STI - Cash	—	$66,800	$400,000	$666,667
STI - PSUs	2/24/2022				$66,808	$400,048		$666,747	5,648	$400,048
PSUs	2/24/2022				$751,495	$4,499,972		$7,499,953	63,532	$4,499,972
RSUs(3)	2/24/2022								63,532	$4,499,972
Ms. Heuland
STI - Cash	—	$30,060	$180,000	$300,000
STI - PSUs	2/24/2022				$30,068	$180,050		$300,083	2,542	$180,050
PSUs	2/24/2022				$208,739	$1,249,937		$2,083,228	17,647	$1,249,937
RSUs(3)	2/24/2022								17,647	$1,249,937
RSUs(4)	2/24/2022								10,588	$749,948
Mr. Armstrong
STI - Cash	—	$32,816	$196,500	$327,500
STI - PSUs	2/24/2022				$32,824	$196,553		$327,588	2,775	$196,553
PSUs	2/24/2022				$250,494	$1,499,967		$2,499,945	21,177	$1,499,967
RSUs(3)	2/24/2022								21,177	$1,499,967
RSUs(4)	2/24/2022								10,588	$749,948
Mr. Holdridge
STI - Cash	—	$37,575	$225,000	$375,000
STI - PSUs	2/24/2022				$27,561	$165,034		$325,057	2,330	$165,034
PSUs	2/24/2022				$250,494	$1,499,967		$2,499,945	21,177	$1,499,967
RSUs(3)	2/24/2022								21,177	$1,499,967
RSUs(4)	2/24/2022								10,588	$749,948
Mr. Korngiebel
STI - Cash	2/24/2022	$32,565	$195,000	$325,000
STI - PSUs	2/24/2022				$32,576	$195,065		$325,108	2,754	$195,066
PSUs	2/24/2022				$250,494	$1,499,967		$2,499,945	21,177	$1,499,967
RSUs(3)	2/24/2022								21,177	$1,499,967
RSUs(4)	2/24/2022								10,588	$749,948

(1)

Amount reported represents the anticipated cash payout at Threshold, Target, and Maximum achievement of the cash portion of the annual STI award under our 2022 MIP. For more information concerning these programs, see “2022 Compensation Elements and Analysis” on page 38 of the Proxy Statement.

(2)

Amount reported represents PSUs granted in Fiscal Year 2022 under the 2018 EIP. The shares were awarded as part of the 2022 STI and 2022 LTI to drive company results related to certain key financial metrics in 2022. Shares granted as part of the 2022 STI vest in one installment on the first anniversary of the grant date, subject to meeting the performance criteria and the Compensation Committee certifying the Company has achieved at least the Threshold results. Shares granted as part of the 2022 LTI will vest in equal installments over three years, beginning with the first anniversary of the grant date, subject to meeting the performance criteria and the Compensation Committee certifying the Company has achieved at least the Threshold results. For more information concerning these programs, see “2022 Compensation Elements and Analysis” on page 38 of the Proxy Statement.

(3)

Amount reported represents RSUs granted in Fiscal Year 2022 under the 2018 EIP. One-third of the shares subject to the RSUs vest in equal installments over three years, beginning with the first anniversary of the grant date. As discussed below under “Nonqualified Deferred Compensation”, delivery of the underlying shares may be deferred to a date within 10 years of the grant date for our Canadian NEOs. Additional information on RSUs is set forth within the “Compensation Elements and Analysis” under “Long-Term Incentive” on page 39 of the Proxy Statement.

(4)

Amount reported represents RSUs granted in Fiscal Year 2022 under the 2018 EIP. For these one-time special grants, 100% of the RSUs vest on June 30, 2023. Additional information on RSUs is set forth within the “Compensation Elements and Analysis” under “Long-Term Incentive” on page 39 of the Proxy Statement.

(5)

Amounts represent the grant date fair value of the RSUs and/or PSUs based on the closing price of our Common Stock as reported on the NYSE of $70.83 per share on February 24, 2022, computed in accordance with FASB ASC Topic 718. These values have been determined based on the assumptions set forth in Note 2 to our consolidated financial statements included in the 2022 Annual Report.

46	2023 PROXY STATEMENT

Outstanding Equity Awards as of December 31, 2022

The following table sets forth certain information about outstanding equity awards held by our NEOs as of December 31, 2022.

			Stock Option Awards (1) (3)					Stock Awards (2) (3)
Name	Grant Date		Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Mr. Ossip	2/24/2022	(4)						4,705	$301,826
	2/24/2022	(5)						52,922	$3,394,946
	2/24/2022							63,532	$4,075,578
	3/8/2021							18,530	$1,188,700
	3/8/2021		56,732	170,199		$80.95	3/8/2031
	5/8/2020							11,493	$737,276
	5/8/2020		160,866	160,868		$65.26	5/8/2030
	5/8/2020	(6)		750,000	750,000	$65.26	5/8/2030
	2/28/2020							1,043	$66,908
	3/20/2019		1,312,500	437,500		$49.93	3/20/2029
	2/8/2019		7,792	2,598		$44.91	2/8/2029
	4/26/2018		858,697	0		$22.00	4/26/2028
Ms. Turner	2/24/2022	(4)						4,705	$301,826
	2/24/2022	(5)						52,922	$3,394,946
	2/24/2022							63,532	$4,075,578
	3/8/2021		33,031	99,093		$80.95	3/8/2031
	3/8/2021							10,788	$692,050
	5/8/2020		93,660	93,661		$65.26	5/8/2030
	5/8/2020							6,691	$429,228
	2/28/2020							513	$32,909
	9/9/2019	(7)						12,500	$801,875
	3/20/2019		19,084	19,084		$49.93	3/20/2029
	9/4/2018		31,500	0		$38.63	9/4/2028
Ms. Heuland	2/24/2022	(4)						2,117	$135,806
	2/24/2022	(5)						14,700	$943,005
	2/24/2022							10,588	$679,220
	2/24/2022							17,647	$1,132,055
	11/9/2020							11,315	$725,857
Mr. Armstrong	2/24/2022	(4)						2,312	$148,315
	2/24/2022	(5)						17,640	$1,131,606
	2/24/2022							10,588	$679,220
	2/24/2022							21,177	$1,358,505
	3/8/2021							12,353	$792,445
	3/8/2021							12,353	$792,445
	5/8/2020							3,831	$245,759
	5/8/2020		53,622	53,622		$65.26	5/8/2030
	2/28/2020							513	$32,909
	2/8/2019	(7)						12,500	$801,875
	2/8/2019		37,500	12,500		$44.91	2/8/2029
	2/8/2019		1,725	576		$44.91	2/8/2029
Mr. Holdridge	2/24/2022	(4)						1,941	$124,515
	2/24/2022	(5)						17,640	$1,131,606
	2/24/2022							10,588	$679,220
	2/24/2022							21,177	$1,358,505
	3/8/2021							6,176	$396,190
	3/8/2021							6,176	$396,190
	2/28/2020		32,773	32,774		$70.73	2/28/2030
Mr. Korngiebel	2/24/2022	(4)						2,294	$147,160
	2/24/2022	(5)						17,640	$1,131,606
	2/24/2022							10,588	$679,220
	2/24/2022							21,177	$1,358,505
	3/8/2021							12,353	$792,445
	3/8/2021							12,353	$792,445
	8/21/2020							22,462	$1,440,937

47	2023 PROXY STATEMENT

(1)

All stock options have a 10-year term. For all stock options other than Mr. Ossip’s performance-based stock option, as described in footnote (5) below, twenty-five percent (25%) of the shares subject to the stock option vest in equal installments over four years, beginning with the first anniversary of the grant date.

(2)

With the exception of RSU awards as per footnote (6) below, one-third of the shares subject to the RSUs vest in equal installments over three years, beginning with the first anniversary of the grant date. As discussed below under “Nonqualified Deferred Compensation” delivery of the underlying shares may be deferred to a date within 10 years of the grant date for our Canadian NEOs. There is no public market for the RSUs. For purposes of this disclosure, we have valued the RSUs as of December 30, 2022, based on the then fair market value of our Common Stock of $64.15 per share.

(3)

Stock options and RSUs granted prior to 2021 include an acceleration of vesting provision; such that upon the consummation of a change of control of the Company, the options and RSUs shall fully vest, provided the individual is providing service to Ceridian or any subsidiary at the time of consummation of such event. Stock options and RSUs granted on or after March 8, 2021, include a “double trigger” acceleration of vesting provision; such that upon the consummation of a change of control of the Company in which the acquirer assumes and converts the shares into acquirer stock and the NEO is involuntarily terminated without cause within 12 months of the effective date of change of control, the options and RSUs shall fully vest, provided the individual is providing service to Ceridian or any subsidiary at the time of consummation of such event.

(4)

Amount reported represents PSUs granted in Fiscal Year 2022 under the 2018 EIP. The shares were awarded as part of the 2022 STI to drive company results related to certain key financial metrics in 2022 which were (1) Cloud Revenue, (2) Adjusted EBITDA, and (3) Sales PEPM ACV. The number of PSUs outlined in the table were equally split between the three financial metrics based on achievement of the metric at target performance. There is no public market for the PSUs. For purposes of this disclosure, we have valued the PSUs as of December 30, 2022, based on the then fair market value of our Common Stock of $64.15 per share. The shares fully vest on the first anniversary of the grant date, subject to achieving the performance criteria. As discussed under “Long-Term Incentive,” the PSU metrics achieved at 83.3% of target, resulting in:

•	For the grant of 5,648 PSUs to Mr. Ossip, 4,705 shares are subject to vest on February 24, 2023;
•	For the grant of 5,648 PSUs to Ms. Turner, 4,705 shares are subject to vest on February 24, 2023;
•	For the grant of 2,542 PSUs to Ms. Heuland, 2,117 shares are subject to vest on February 24, 2023;
•	For the grant of 2,775 PSUs to Mr. Armstrong, 2,312 shares are subject to vest on February 24, 2023;
•	For the grant of 2,330 PSUs to Mr. Holdridge, 1,941 shares are subject to vest on February 24, 2023; and
•	For the grant of 2,754 PSUs to Mr. Korngiebel, 2,294 shares are subject to vest on February 24, 2023.
(5)

Amount reported represents PSUs granted in Fiscal Year 2022 under the 2018 EIP. The shares were awarded as part of the 2022 LTI to drive company results related to certain key financial metrics in 2022 which were (1) Cloud Revenue, (2) Adjusted EBITDA, and (3) Sales PEPM ACV. The number of PSUs outlined in the table were equally split between the three financial metrics based on achievement of the metric at target performance. There is no public market for the PSUs. For purposes of this disclosure, we have valued the PSUs as of December 30, 2022, based on the then fair market value of our Common Stock of $64.15 per share. The shares vest in equal installments on the first three anniversaries of the grant date, subject to achieving the one-year performance criteria. As discussed under “Long-Term Incentive,” the PSU metrics achieved at 83.3% of target, resulting in:

•	For the grant of 63,532 PSUs to Mr. Ossip, 52,922 shares are subject to vest in equal installments on February 24, 2023, February 24, 2024, and February 24, 2025;
•	For the grant of 63,532 PSUs to Ms. Turner, 52,922 shares are subject to vest in equal installments on February 24, 2023, February 24, 2024, and February 24, 2025;
•	For the grant of 17,647 PSUs to Ms. Heuland, 14,700 shares are subject to vest in equal installments on February 24, 2023, February 24, 2024, and February 24, 2025;
•	For the grant of 21,177 PSUs to Mr. Armstrong, 17,640 shares are subject to vest in equal installments on February 24, 2023, February 24, 2024, and February 24, 2025;
•	For the grant of 21,177 PSUs to Mr. Holdridge, 17,640 shares are subject to vest in equal installments on February 24, 2023, February 24, 2024, and February 24, 2025; and
•	For the grant of 21,177 PSUs to Mr. Korngiebel, 17,640 shares are subject to vest in equal installments on February 24, 2023, February 24, 2024, and February 24, 2025.
(6)

Mr. Ossip received 1,500,000 performance-based stock option shares, whereas 750,000 shares are eligible to vest when the Company’s per share closing price meets or exceeds a stock price threshold of $110.94 (1.7 times the exercise price), for ten consecutive trading days, and the remaining 750,000 shares are available to vest when the Company’s per share closing price meets or exceeds a stock price threshold of $130.52 (2.0 times the exercise price) for ten consecutive trading days. If a stock price threshold is met on or before the third anniversary of the grant date, then the vesting of the Option Shares eligible to vest under the stock price threshold will occur on the third anniversary of the grant date. If a stock price threshold is met after the third anniversary of the grant date and on or before the fifth anniversary of the grant date, then vesting of the Option Shares eligible to vest under the stock price threshold will occur on the date the stock price threshold is met. If the stock price threshold is not met on or prior to the fifth anniversary of the grant date, then the Option terminates as to any Option Shares eligible to vest under the unmet

48	2023 PROXY STATEMENT

stock price threshold. Vesting is cliff based and no more than a total of 1,500,000 Option Shares may vest pursuant to the option. The first threshold of the performance-based stock option award was met, as beginning September 23, 2021, the share closing price met or exceeded $110.94 for 10 consecutive trading days. Therefore 750,000 shares are eligible to vest on May 8, 2023, subject to Mr. Ossip’s continued employment through vesting date.

(7)

Twenty-five percent (25%) of the shares subject to the RSUs vest in equal installments over four years, beginning with the first anniversary of the grant date. As discussed below under “Nonqualified Deferred Compensation” delivery of the underlying shares may be deferred to a date within 10 years of the grant date for our Canadian NEOs. There is no public market for the RSUs. For purposes of this disclosure, we have valued the RSUs as of December 30, 2022, based on the then fair market value of our Common Stock of $64.15 per share.

49	2023 PROXY STATEMENT

Stock Option Exercises and Stock Vested in Fiscal 2022

The following table shows the number of shares acquired and the value realized upon the exercise of stock options or the vesting of stock awards during Fiscal Year 2022.

Name	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting		Value realized on vesting(2) ($)
Mr. Ossip			26,741	(3)	$1,609,916
Ms. Turner	24,584	$541,579	40,835	(4)	$2,474,094
Ms. Heuland			13,539		$769,588
Mr. Armstrong	53,859	$2,060,596	31,624		$2,153,501
Mr. Holdridge			8,215		$522,228
Mr. Korngiebel			37,223		$2,394,793
(1)	Value realized is the amount by which the stock price on exercise date exceeded the option exercise price, multiplied by the number of shares exercised.
(2)	Value realized equals the closing price of our Common Stock on the NYSE on the vesting date multiplied by the number of shares vested.
(3)

Represents 26,741 RSUs which vested but where the issuance of the underlying shares of Common Stock was deferred, which Mr. Ossip can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. These are also reflected under the Nonqualified Deferred Compensation in Fiscal Year 2022 table below.

(4)

Represents 40,835 RSUs which vested but where the issuance of the underlying shares of Common Stock was deferred, which Ms. Turner can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date. These are also reflected under the Nonqualified Deferred Compensation in Fiscal Year 2022 table below.

Nonqualified Deferred Compensation in Fiscal Year 2022

The following table sets forth certain information about vested RSUs in Fiscal Year 2022 for which the issuance of the underlying shares of Common Stock has been deferred by the NEOs who are Canadian residents pursuant to the terms of the 2018 EIP and the underlying restricted stock unit award agreement. All amounts reported below are deferrals of the issuance of shares of Common Stock from the vested restricted stock unit awards disclosed above under “Compensation Elements” and are not in addition to any restricted stock unit awards previously disclosed.

Name	Executive contributions in last FY ($)	Aggregate earnings in last FY ($)(1)		Aggregate withdrawals/distributions ($)	Aggregate balance at last FYE ($)
Mr. Ossip	—	$1,715,435	(2)	—	$34,594,555	(4)
Ms. Turner	—	$2,619,565	(3)	—	$6,545,738	(5)
(1)	There is no public market for the RSUs. For purposes of this disclosure, we have valued the RSUs as of December 30, 2022, based on the then-fair market value of our Common Stock of $64.15 per share.
(2)

Represents 26,741 vested RSUs where the issuance of the underlying shares of Common Stock were deferred, which Mr. Ossip can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date.

(3)

Represents 40,835 vested RSUs where the issuance of the underlying shares of Common Stock were deferred, which Ms. Turner can convert to issued shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date.

(4)

Represents an aggregate of 539,276 vested RSUs held by Mr. Ossip where the issuance of the underlying shares of Common Stock were deferred; which Mr. Ossip can convert to shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date.

(5)

Represents an aggregate of 102,038 vested RSUs held by Ms. Turner where the issuance of the underlying shares of Common Stock were deferred; which Ms. Turner can convert to shares of Common Stock at any time prior to the date that is 10 years after the applicable grant date.

50	2023 PROXY STATEMENT

Potential Payments Upon Termination or Change in Control

Our NEOs are entitled to receive severance payments upon termination of employment, or a termination of employment in connection with a change in control as provided in their respective employment agreements, as further described below in “Employment Agreements.” In addition, certain equity awards may be accelerated upon a change of control, as further described above in “Outstanding Equity Awards as of December 31, 2022.” The table below presents the estimated value of payments and benefits that each NEO would have been entitled to receive if the specified triggering event had occurred on December 31, 2022. Unless otherwise noted below, all payments are to be made in a lump sum upon or shortly after the applicable termination.

Name		Severance Payment(1)	Health/ Life(2)	Outplacement Services(3)	Accelerated Vesting of Equity Awards(4)	Totals
Mr. Ossip
•	Change in Control Without Termination	$—	$—	$—	$16,415,275	$16,415,275
•	Termination Without Cause or Resignation for Good Reason, After Change in Control	$3,760,000	$2,635	$8,844	$16,415,275	$20,186,754
•	Termination Without Cause or Resignation for Good Reason, with no Change in Control	$3,760,000	$2,635	$8,844	$7,981,286	$11,752,765
•	Termination for Cause or Resignation Without Good Reason	$—	$—	$—	$—	$—
•	Termination due to Death	$1,600,000	$—	$—	$16,415,275	$18,015,275
•	Termination due to Disability	$800,000	$—	$—	$—	$800,000

Ms. Turner
•	Change in Control Without Termination	$—	$—	$—	$10,378,592	$10,378,592
•	Termination Without Cause or Resignation for Good Reason, After Change in Control	$3,200,000	$14,221	$10,000	$10,378,592	$13,602,813
•	Termination Without Cause or Resignation for Good Reason, with no Change in Control	$3,200,000	$14,221	$10,000	$7,484,637	$10,708,858
•	Termination for Cause or Resignation Without Good Reason	$—	$—	$—	$—	$—
•	Termination due to Death	$800,000	$—	$—	$10,378,592	$11,178,592
•	Termination due to Disability	$800,000	$—	$—	$—	$800,000

Ms. Heuland
•	Change in Control Without Termination	$—	$—	$—	$3,669,188	$3,669,188
•	Termination Without Cause or Resignation for Good Reason, After Change in Control	$1,320,000	$10,215	$10,000	$3,669,188	$5,009,403
•	Termination Without Cause or Resignation for Good Reason, with no Change in Control	$1,320,000	$10,215	$10,000	$2,565,936	$3,906,151
•	Termination for Cause or Resignation Without Good Reason	$—	$—	$—	$—	$—
•	Termination due to Death	$360,000	$—	$—	$3,669,188	$4,029,188
•	Termination due to Disability	$360,000	$—	$—	$—	$360,000

Mr. Armstrong
•	Change in Control Without Termination	$—	$—	$—	$6,313,244	$6,313,244
•	Termination Without Cause or Resignation for Good Reason, After Change in Control	$1,375,500	$9,458	$10,000	$6,313,244	$7,708,202
•	Termination Without Cause or Resignation for Good Reason, with no Change in Control	$1,375,500	$9,458	$10,000	$4,528,284	$5,923,242
•	Termination for Cause or Resignation Without Good Reason	$—	$—	$—	$—	$—
•	Termination due to Death	$393,000	$—	$—	$6,313,244	$6,706,244
•	Termination due to Disability	$393,000	$—	$—	$—	$393,000

Mr. Holdridge
•	Change in Control	$—	$—	$—	$4,188,610	$4,188,610
•	Termination Without Cause, After Change in Control	$1,430,000	$9,885	$10,000	$4,188,610	$5,638,495
•	Termination Without Cause, with no Change in Control	$1,430,000	$9,885	$10,000	$3,735,775	$5,185,660
•	Termination for Cause or Resignation Without Good Reason	$—	$—	$—	$—	$—
•	Termination due to Death	$390,000	$—	$—	$4,188,610	$4,578,610
•	Termination due to Disability	$390,000	$—	$—	$—	$390,000

Mr. Korngiebel
•	Change in Control	$—	$—	$—	$6,422,057	$6,422,057
•	Termination Without Cause, After Change in Control	$1,430,000	$9,500	$10,000	$6,422,057	$7,871,557
•	Termination Without Cause, with no Change in Control	$1,430,000	$9,500	$10,000	$4,528,284	$5,977,784
•	Termination for Cause or Resignation Without Good Reason	$—	$—	$—	$—	$—
•	Termination due to Death	$390,000	$—	$—	$6,422,057	$6,812,057
•	Termination due to Disability	$390,000	$—	$—	$—	$390,000
(1)

In the event of a termination without “cause”, or in the case of Messrs. Ossip and Armstrong and Mses. Turner and Heuland, a termination for “good reason”, each individual would receive the following lump sum payments:

•

Mr. Ossip, 24 months of base salary, plus two times the average STI payment paid to Mr. Ossip for the immediately preceding two years, plus a lump sum payment equal to a pro-rated portion of the executive’s incentive plan at target.

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•

Ms. Turner, for 0 to 7 years of employment, 18 months of base salary, plus the annual payment under the incentive plan divided by 12 to derive at the monthly amount and multiplied by 18 months. For 7 or more years of employment, 24 months of base salary, plus the annual payment under the incentive plan divided by 12 to derive at the monthly amount and multiplied by 24 months. Plus, a lump sum payment equal to a pro-rated portion of executive’s incentive plan at target.

•	Ms. Heuland, 12 months of base salary, plus the STI payment at the annual target amount, plus a pro-rata cash payment of the executive’s annual STI at the target amount.
•

Mr. Armstrong, for 0 to 7 full years of employment, 12 months of base salary, for 8 through 14 full years of employment, 15 months of base salary, and for more than 14 full years of employment, 18 months of base salary, plus a lump sum payment equal to a pro-rated portion of the executive’s incentive plan at target, if any, to which he would have become entitled for the fiscal year in which his termination occurs.

•

Messrs. Holdridge and Korngiebel, 12 months of base salary and annual incentive plan payment at the annual target amount, plus a lump sum payment equal to a pro-rated portion of executive’s incentive plan at target.

•

The Board approved an amendment to the agreement of Mr. Holdridge on February 28, 2023, following his promotion to President, Customer and Revenue Operations, which included a provision which provides the above lump sum payments for Mr. Holdridge in the case of termination for “good reason.”

In the event of a termination due to death or disability, Mses. Turner and Heuland and Messrs. Ossip, Armstrong, Holdridge, and Korngiebel would receive a pro-rated STI payment at the annual target amount, if any, to which the executive would otherwise have become entitled for the fiscal year in which his or her death or disability occurs had the executive remained continuously employed for the full fiscal year. Additionally, in the event of a termination due to death, Mr. Ossip would receive a lump sum payment equal to 12 months of the individual’s base salary.

(2)

Mr. Ossip would receive continuation of certain employment related benefits for the period prescribed under the Employment Standards Act (Ontario). Ms. Turner would receive continuation of certain employment related benefits for the period prescribed under the Employment Standards Act (Ontario) and her healthcare coverage for 18 months, if her termination occurs on or before the seventh anniversary of her employment with Ceridian, or 24 months, if her termination occurs after the seventh anniversary of her employment with Ceridian. Ceridian will cover the cost of COBRA continuation for each of Ms. Heuland and Messrs. Armstrong, Holdridge, and Korngiebel for a period of up to six months following the termination date or until they are no longer eligible for COBRA continuation coverage, whichever is earlier. In the case of Mr. Ossip and Ms. Turner, amounts shown were converted to U.S. dollars from Canadian dollars based on the exchange rate of $1.3569 Canadian dollars per U.S. dollar as of December 31, 2022.

(3)

Mr. Ossip is eligible to receive reasonable executive-level outplacement services for a period of up to 12 months, not to exceed $12,000 CAD (or $8,844 USD based on the exchange rate of $1.3569 Canadian dollars per U.S. dollar as of December 31, 2022). Each of Mses. Turner and Heuland and Mr. Armstrong are eligible to receive reasonable executive outplacement services for a period up to 12 months following termination in an amount not to exceed $10,000. Messrs. Holdridge and Korngiebel are eligible to receive reasonable executive outplacement services through Ceridian HCM’s preferred provider of such services, for purposes of this disclosure we have estimated those services to be $10,000.

(4)

Pursuant to the 2018 EIP and grants made prior to 2021, stock options, RSUs, and PSUs will fully vest upon consummation of a change in control or upon an individual’s termination of service due to death, subject to the individual’s continued service through such date. Pursuant to the 2018 EIP and grants made in or after 2021, stock options, RSUs, and PSUs will fully vest if the awards are not assumed by the acquirer upon consummation of a change in control or upon an individual’s termination of service due to death, subject to the individual’s continued service through such date. For change in control, values assume no assumption by the acquirer of unvested awards. Amounts presented for the vesting of stock options, RSUs and PSUs are calculated based on $64.15 per share, the closing price of our Common Stock on the NYSE on December 30, 2022.

•

Mr. Ossip received performance stock options where only the portion that has met the specified price hurdles would vest due to death and disability. All performance stock options would vest for other terminating events besides termination for cause or resignation without good reason.

•	Beginning with awards made in 2021, stock options and RSUs are accelerated for an involuntary termination or termination with good reason for awards that would vest 18 months from termination.

52	2023 PROXY STATEMENT

Agreements with our NEOs

General

We are party to employment agreements with each of our current NEOs. In addition to the items discussed, each of our current NEOs participate in the employee health and welfare, retirement and other employee benefits programs offered generally from time to time by us to our senior executive employees based on the location of their employment.

David D. Ossip

In April 2012, we entered into an employment agreement with David D. Ossip, our Chair & Co-Chief Executive Officer. Mr. Ossip’s 2022 base salary and incentive compensation arrangements are discussed in the CD&A above.

Leagh E. Turner

In February 2022, we entered into an employment agreement with Leagh E. Turner, reflecting her promotion to Co-Chief Executive Officer. Ms. Turner’s 2022 base salary and incentive compensation arrangements are discussed in the CD&A above.

Noémie C. Heuland

In September 2020, we entered into an employment agreement with Noémie C. Heuland, our Executive Vice President, Chief Financial Officer. Ms. Heuland’s 2022 base salary and incentive compensation arrangements are discussed in the CD&A above.

Christopher R. Armstrong

In May 2019, we entered into an employment agreement with Christopher R. Armstrong, in connection with his appointment as Executive Vice President, Chief Operating Officer, the position he now holds again as of February 23, 2022, after having been EVP, Chief Customer Officer for approximately two years. Mr. Armstrong’s 2022 base salary and incentive compensation arrangements are discussed in the CD&A above.

Stephen H. Holdridge

In December 2019, we entered into an employment agreement with Stephen H. Holdridge.

On February 7, 2023, the Board approved a promotion for Mr. Holdridge to President, Customer and Revenue Operations. Commensurate with such promotion, the Board approved an amended and restated employment agreement for Mr. Holdridge on February 28, 2023. Mr. Holdridge’s 2022 base salary and incentive compensation arrangements are discussed in the CD&A above.

Joseph B. Korngiebel

In July 2020, we entered into an employment agreement with Joseph B. Korngiebel, our Executive Vice President, Chief Product & Technology Officer. Mr. Korngiebel’s 2022 base salary and incentive compensation arrangements are discussed in the CD&A above.

Termination of Agreements

The agreements with our NEOs provide that we may terminate our agreement with our NEOs immediately, and our NEOs may terminate their agreement with 90 days’ prior written notice. Further, we may terminate a NEO’s relationship with us for death, “disability,” or with or without “cause,” as defined in their respective agreements. Messrs. Ossip and Armstrong and Mses. Heuland and Turner (effective February 9, 2022, with Ms. Turner’s promotion to Co-Chief Executive Officer) may resign with prior written notice for “good reason.” The amounts that could be paid to the NEOs under various termination situations, and an explanation of the applicable calculations, are set forth under “Potential Payments Upon Termination or Change in Control” above.

Restrictive Covenants

Pursuant to a separate restrictive covenant agreement, Mr. Ossip has agreed that subsequent to any termination, he will not engage in, consult for, or own more than 5% of any business that is similar to that of our business in any

53	2023 PROXY STATEMENT

country in which we do business for a period of 24 months subsequent to such termination. We may elect to extend such restriction period by a total of either 12 months or 24 months, provided we pay Mr. Ossip a lump sum equal to his prior year’s base salary, plus $800,000, for each year the restriction period is extended.

The agreements with our other NEOs contain non-competition and non-solicitation provisions that apply during employment and for a certain period of time thereafter: (1) Ms. Turner, 18 months (for zero to seven full years of employment) and 24 months (for more than seven years of employment); (2) Ms. Heuland and Messrs. Holdridge and Korngiebel, 12 months; (3) Mr. Armstrong, 12 months (for zero to seven full years of employment), 15 months (for eight through 14 full years of employment), or 18 months (and for more than 14 full years of employment).

All employment agreements include perpetual confidentiality provisions, as well as provisions relating to assignment of inventions. Each of the employment agreements and Mr. Ossip’s restrictive covenant agreement include a non-disparagement provision.

CEO Pay Ratio

In accordance with the requirements set forth by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the ratio of the total annual compensation of each of our Co-Chief Executive Officers to the total annual compensation of our median employee. For Fiscal year ended December 31, 2022, an estimate of the ratio of each of Mr. Ossip’s and Ms. Turner’s total annual compensation to that of our median employee’s total annual compensation is 168:1, and is based on Mr. Ossip’s and Ms. Turner’s 2022 total annual compensation of $10,551,606 and $10,553,341, respectively, and the total annual compensation of our median employee for Fiscal Year 2022 of $62,967. For Fiscal Year 2022 and as permitted by SEC rules, while there have been no significant changes to our pay design, there have been material changes to our workforce headcount which now include employees as a result from the following acquisitions:

•	Ascender acquisition that closed on March 1, 2021; approximately 900 employees;
•	Ideal acquisition that closed on April 30, 2021; approximately 33 employees;
•	DataFuzion acquisition that closed on October 4, 2021; approximately 18 employees; and
•	Adam HCM Acquisition that closed on December 3, 2021; approximately 89 employees.

We believe this ratio is a reasonable estimate, calculated in a manner consistent with SEC rules, based on our payroll and employment records and the methodology described below. The median employee used for the Fiscal Year ended December 31, 2022, analysis is a Software Developer who works in Canada.

As disclosed in our 2022 Proxy Statement, our determination of which employee was the median employee was based on compensation data for the active global workforce as of October 1, 2022 (the “Determination Date”), which consisted of 8,430 workers (excluding Mr. Ossip and Ms. Turner), inclusive of full-time, part-time, and temporary workers. We ranked the relevant global workforce based on annual earnings, which included the following elements for the 12-month period preceding the Determination Date:

•	Annualized base salary
•	Overtime pay
•	Actual cash STI or other bonus compensation paid
•	Actual commissions paid
•	The grant date fair market value of equity awards granted

The SEC rules for identifying the median employee and calculating the pay ratio based on the employees’ annual total compensation allows companies to adopt a variety of methodologies and to make reasonable estimates and assumptions that reflect their compensation practices. We believe our methodology provides reasonable estimates calculated in a method consistent with the pay ratio disclosure requirements. Pay ratio reported by other companies may not be comparable to the pay ratio as reported above as other companies may have different compensation practices and utilize alternative estimates, exclusions, assumptions, and methodologies based on their own unique circumstances.

54	2023 PROXY STATEMENT

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our company.

Year	Summary Compensation Table Total for PEO ($) (1)	Summary Compensation Table Total for PEO #2($) (2)	Compensation Actually Paid to PEO ($) (3)	Compensation Actually Paid to PEO #2 ($) (4)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (6)	Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Cloud Revenue ($mm)(8)
							Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (7)
2022	$10,551,606	$10,553,341	-$98,248,414	-$4,261,244	$4,622,603	$581,939	$95	$114	-$78	$1,016
2021	$10,626,701	--	$174,858	--	$3,955,839	$5,173,330	$154	$175	-$75	$804
2020	$32,998,933	--	$171,576,972	--	$3,260,400	$10,998,682	$157	$148	-$4	$729

(1)

The dollar amounts reported represent the amount of total compensation reported for Mr. Ossip, who served as our Principle Executive Officer (PEO) in 2020, 2021, and 2022, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Summary compensation Table” on page 44 for more information.

(2)

The dollar amount reported represents the amount of total compensation reported for Ms. Turner, who served as our Principle Executive Officer (PEO) in 2022, for 2022 in the “Total” column of the Summary Compensation Table. Refer to “Summary Compensation Table” on page 44 for more information.

(3)

The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Ossip, as computed in accordance with Item 402(v) of Regulation S-K, in 2020, 2021, and 2022. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Ossip during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Ossip’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	$10,551,606	-$9,399,991	-$99,400,029	-$98,248,414
2021	$10,626,701	-$9,399,974	-$1,051,869	$174,858
2020	$32,998,933	-$31,689,911	$170,267,950	$171,576,972

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)

The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	=	Total Equity Award Adjustments
2022	$8,513,475	+	-$73,518,436	+	-$34,395,068	=	-$99,400,029
2021	$15,503,397	+	$7,211,679	+	-$23,766,945	=	-$1,051,869
2020(i)	$104,843,073	+	$87,875,480	+	-$22,450,603	=	$170,267,950
i.	PSU Awards granted on February 28th, 2020, did not meet performance conditions to vest and were forfeited in February of 2021. These awards have $0 CAP values and are not included in the table above.

55	2023 PROXY STATEMENT

(4)

The dollar amount reported represents the amount of “compensation actually paid” to Ms. Turner, as computed in accordance with Item 402(v) of Regulation S-K in 2022. The dollar amount does not reflect the actual amount of compensation earned by or paid to Ms. Turner during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Ms. Turner’s total compensation in 2022 to determine the compensation actually paid, using the same methodology described above in footnote (3):

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards ($)(a)	Equity Award Adjustments ($)(b)	Compensation Actually Paid to PEO ($)
2022	$10,553,341	-$9,399,991	-$5,414,594	-$4,261,244

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for 2022.
(b)	The amounts deducted or added in calculating the total equity award adjustment are as follows:

Year	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	=	Total Equity Award Adjustments
2022	$8,513,475	+	-$7,735,255	+	-$6,192,814	=	-$5,414,594

(5)

The dollar amount reported represent the average of the amount of total compensation reported for our company’s NEOs as a group, excluding our PEOs, in the “Total” column of the Summary Compensation Table. The NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (a) for 2020, Noémie C. Heuland, Leagh E. Turner, Christopher R. Armstrong, Scott A. Kitching, Arthur Gitajn, and Ozzie Goldschmied; (b) for 2021, Noémie C. Heuland, Leagh E. Turner, Christopher R. Armstrong, and Rakesh Subramanian; and (c) for 2022, Noémie C. Heuland, Christopher R. Armstrong, Joseph Korngiebel, and Stephen Holdridge.

(6)

The dollar amounts reported represent the average amount of “compensation actually paid” to NEOs as a group, excluding our PEOs, as computed in accordance with Item 402(v) of Regulation S-K in 2020, 2021, and 2022. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs (excluding our PEO(s)) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the NEOs (excluding our PEO(s)) for each year to determine the compensation actually paid, using the same methodology described above in footnote (3):

Year	Average Reported Summary Compensation Table Total for non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)(a)	Average Equity Award Adjustments ($)(b)	Average Compensation Actually Paid to non-PEO NEOs ($)
2022	$4,622,603	$3,809,042	-$231,622	$581,939
2021	$3,955,839	$3,042,685	$4,260,176	$5,173,330
2020	$3,260,400	$2,522,139	$10,260,421	$10,998,682

(a)

The average grant date fair value of equity awards represents the average total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for non-PEO NEOs for the applicable year

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	YE Value of Current Year Awards Outstanding as of YE	+	Change in Value as of YE for Prior Year Awards Outstanding as of YE	+	Change in Value as of Vesting Date for Prior Year Awards That Vested During the Year	=	Total Equity Award Adjustments
2022	$3,449,811	+	-$1,920,435	+	-$1,760,998	=	-$231,622
2021	$4,315,723	+	$209,263	+	-$264,809	=	$4,260,176
2020(i)	$5,292,803	+	$4,912,369	+	$55,249	=	$10,260,421
i.	PSU Awards granted on February 28th, 2020, did not meet performance conditions to vest and were forfeited in February of 2021. These awards have $0 CAP values and are not included in the table above.
(7)	The peer group used for total shareholder return comparison is the S&P 1500 Application Software Index.
(8)

Cloud Revenue is a GAAP measure, presented on a constant currency basis, that primarily includes revenue generated from solutions that are delivered via two Cloud offerings, Dayforce and Powerpay, adjusted to exclude significant acquisitions or disposals (subject to Board approval). Float revenue is included based on an average budget yield rate and actual volume.

56	2023 PROXY STATEMENT

Compensation Actually Paid and Cumulative TSR

The following graph shows the compensation actually paid to Mr. Ossip and Ms. Turner and the average amount of compensation actually paid to our named executive officers as a group (excluding our PEOs) during the periods presented.

Pay versus TSR 2020 - 2022
Indexed Total Shareholder Return
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Compensation Actually Paid ($mm)
$200
$150
$100
$50
$0
-$50
-$100
-$150
2019
2020
2021
2022
CAP - PEO
CAP - PEO2
CAP - Avg NEO
Co. TSR
Peer TSR

Compensation Actually Paid and Net Income

Pay versus Net Income 2020 - 2022
$0
($10)
($20)
($30)
($40)
($50)
($60)
($70)
($80)
($90)
Annual Net Income ($mm)
$200
$150
$100
$50
$0
($50)
($100)
($150)
Compensation Actually Paid ($mm)
2020
2021
2022
CAP - PEO
CAP - PEO 2
CAP - Avg NEOs
Net Income

57	2023 PROXY STATEMENT

Compensation Actually Paid and Cloud Revenue

Pay versus Cloud Revenue 2020 - 2022
$1,200
$1,000
$800
$600
$400
$200
$0
Cloud Revenue ($mm)
$200
$150
$100
$50
$0
($50)
($100)
($150)
Compensation Actually Paid ($mm)
2020
2021
2022
CAP - PEO
CAP - PEO 2
CAP - Avg NEO
Cloud Revenue

Tabular List of Company Performance Measures

The following table alphabetically lists the financial performance measures we believe are most important in linking compensation actually paid to the company’s NEOs to the company’s performance during 2022.

1)	Adjusted EBITDA
2)	Cloud Revenue
3)	Sales PEPM ACV

Further details on these measures and how they feature in our compensation plans can be found in our CD&A.

58	2023 PROXY STATEMENT

PROPOSAL TWO Advisory Vote on the Compensation of Ceridian’s Named Executive Officers

We are asking our stockholders to approve, on an advisory basis, the compensation of Ceridian’s NEOs as disclosed in the Compensation Discussion & Analysis, the accompanying compensation tables, and the related narrative disclosure beginning on page 32 of this Proxy Statement, pursuant to the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the accompanying compensation tables, and the related narrative disclosure.

The Board recommends a vote “FOR” this resolution because it believes that the policies and practices described in the Compensation Discussion & Analysis are effective in achieving the Company’s goals of linking pay to executive performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term financial and strategic goals of the Company, and linking executive performance to the creation of stockholder value as reflected in the “Executive Summary” of the Compensation Discussion & Analysis section above.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF NEO COMPENSATION.

59	2023 PROXY STATEMENT

PROPOSAL THREE Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal Year 2023

Our Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm, and is involved in the selection of the firm’s lead engagement partner who is subject to a mandatory, regular rotation and who may provide services to our company for a maximum of five consecutive years.

In selecting and approving a lead engagement partner, the Audit Committee relies on relevant succession criteria established by management and the Audit Committee, interactions with prospective candidates, assessments of their professional experience, and input from our Company’s independent registered public accounting firm. The Audit Committee also engages in an annual evaluation of the independent registered public accounting firm. It considers, in particular, whether the retention of the firm is in the best interests of our Company and its stockholders, taking into account the firm’s quality of service, the firm’s institutional knowledge and experience, our Company’s global operations and businesses, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent registered public accounting firm.

After assessing the qualifications, performance, and independence of KPMG LLP (“KPMG”), which has served as our, or our predecessor’s, independent registered public accounting firm since 1958, the Audit Committee concluded that retaining KPMG as our independent registered public accounting firm for fiscal year 2023 is in the best interests of Ceridian. Therefore, the Audit Committee has appointed KPMG as our independent registered public accounting firm to audit the consolidated financial statements of Ceridian for the fiscal year ending December 31, 2023.

Although it is not required to do so, our Board is asking our stockholders to ratify KPMG’s appointment. If our stockholders do not ratify KPMG’s appointment, the Audit Committee will consider changing our independent registered public accounting firm for 2023. Whether or not stockholders ratify KPMG’s appointment, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change is appropriate. KPMG has advised the Audit Committee that it is an independent accounting firm with respect to Ceridian and its affiliates in accordance with the requirements of the SEC and the Public Company Accounting Oversight Board (“PCAOB”). Representatives of KPMG are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they choose, and are expected to be available to respond to appropriate stockholder questions.

Audit Fees

The following table sets forth the fees billed or expected to be billed by KPMG for audit, audit-related, tax, and all other services rendered for Fiscal Years 2022 and 2021:

	2022	2021
Fee Category	(In thousands)
Audit Fees	$2,292	$2,440
Audit-Related Fees	1,642	1,512
Tax Fees	55	354
All Other Fees	—	—
Total Fees	$3,989	$4,306

Audit Fees. Consist of fees for services rendered for the audit and/or review of our consolidated financial statements. Audit fees also include fees for services rendered in connection with the filing of registration statements and other documents with the SEC, and the issuance of accountant consents and comfort letters.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

60	2023 PROXY STATEMENT

Tax Fees. Consist of aggregate fees for tax compliance, tax advice, and tax planning services, including the review and preparation of certain foreign income tax returns.

All Other Fees. Consist of fees billed in the indicated year for other permissible work performed by KPMG that is not included within the above category descriptions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the Audit Committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. As part of its review, the Audit Committee also considers whether the categories of pre-approved services are consistent with the rules on independence. The Audit Committee pre-approved all services performed by KPMG in Fiscal Year 2022.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

Report of the Audit Committee of the Board of Directors

The Audit Committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The Audit Committee has reviewed our audited consolidated financial statements for Fiscal Year 2022 and met with management, as well as with representatives of KPMG, our independent registered public accounting firm, to discuss the audited consolidated financial statements. The Audit Committee also discussed with members of KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC.

In addition, the Audit Committee received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with members of KPMG its independence.

Based on these discussions, the financial statement review, and other matters it deemed relevant, the Audit Committee recommended to the Board that Ceridian’s audited consolidated financial statements for Fiscal Year 2022 be included in its Annual Report on Form 10-K for fiscal year ended December 31, 2022.

Audit Committee

Gerald C. Throop, Chair

Deborah A. Farrington

Linda P. Mantia

Andrea S. Rosen

61	2023 PROXY STATEMENT

EQUITY COMPENSATION PLAN INFORMATION

The table below presents information as of December 31, 2022, for our equity compensation plans approved by our stockholders. We do not have any equity compensation plans that have not been approved by our stockholders.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c)
Equity compensation plans approved by stockholders	8,306,524	$52.36	(1)	13,726,148	(2)
Equity compensation plans not approved by stockholders	—	—		—
Total	8,306,524	$52.36	(1)	13,726,148	(2)
(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs or PSUs, since they do not have an exercise price.
(2)

Includes securities available for future issuance under the 2018 EIP other than those listed in the first column and approximately 1,658,758 shares of Common Stock available for issuance under our GESPP.

Equity Compensation Plan Information

Global Employee Stock Purchase Plan

Our Board adopted, and our stockholders approved, the Ceridian HCM Holding Inc. GESPP. The GESPP authorizes the issuance of up to 2,500,000 shares of Common Stock to eligible participants through purchases via payroll deductions. The purchase price is the lower of (i) 85% of the fair market value of a share of Common Stock on the offering date (the first trading day of the offering period commencing on January 1 and concluding on December 31) or (ii) 85% of the fair market value of a share of Common Stock on the purchase date. The GESPP continues for ten years, unless terminated sooner as provided under the GESPP. A total of 1,658,758 shares remain available for issuance under the GESPP as of December 31, 2022.

Equity Incentive Plans (EIP)

Our Board adopted, and our stockholders approved, the Ceridian HCM Holding Inc. 2018 EIP (for purposes of this section, the “2018 Plan”) and the 2013 Ceridian HCM Holding Inc. Stock Incentive Plan (the “2013 Plan”). The following is a summary of the material features of the 2018 Plan and the 2013 Plan.

2018 Plan. The 2018 Plan was adopted by our Board and approved by our stockholders in connection with our IPO. The 2018 Plan authorizes us to grant incentive awards to our employees, directors, and consultants. As of December 31, 2022, there are approximately 6,200 individuals (including all of our executive officers and non-employee directors) who are eligible to participate in the 2018 Plan on the basis of their services provided to us. As of December 31, 2022, a total of 30,794,332 shares of our Common Stock were reserved for issuance and a total of 11,803,072 shares of our Common Stock are subject to outstanding awards under the 2018 Plan.

On February 23, 2022, our Board approved an amendment to be effective April 1, 2022, to the 2018 Plan to remove the 3% “evergreen” refresh provision that permits annual refreshment of the equity pool available for issuance under the 2018 Plan.

2013 Plan. The 2013 Plan provided for the grant of options, share awards, and other share-based awards to our directors, employees, and consultants as well as to directors, employees, and consultants of any of our subsidiaries or affiliates. A total of 850,736 shares of our Common Stock are subject to outstanding awards under the 2013 Plan as of December 31, 2022. We do not intend to grant any further awards under the 2013 Plan.

62	2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Common Stock

The following table shows information as of the Record Date regarding the beneficial ownership of our Common Stock by:

•	each person or group who is known by us to own beneficially more than 5% of our Common Stock;
•	each member of our Board, each director nominee, and each of our NEOs; and
•	all members of our Board, director nominees, and our executive officers as a group.

Beneficial ownership of shares is determined under rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 152,066,225 shares of Common Stock outstanding as of the Record Date. Shares of Common Stock (i) issued or issuable upon exchange of the Exchangeable Shares, (ii) subject to stock options currently exercisable or exercisable within 60 days of the Record Date, and (iii) that are issuable pursuant to equity awards that are currently vested or will vest within 60 days of Record Date are deemed to be outstanding and beneficially owned by the person holding Exchangeable Shares, stock options, or equity awards for purposes of computing the percentage of beneficial ownership of that person and any group of which that person is a member, but are not deemed outstanding for the purpose of computing the percentage of beneficial ownership for any other person. Unless otherwise indicated, the address for each stockholder listed below is c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

63	2023 PROXY STATEMENT

Name and address of beneficial owner	Number of Shares	Percent of Total
5% Stockholders:
T. Rowe Price Associates, Inc. (1)	21,691,635	14.0%
Select Equity Group, L.P. and George S. Loening (2)	18,469,873	11.9%
The Vanguard Group (3)	16,884,854	10.9%
Capital Research Global Investors, a division of Capital Research and Management Company (4)	15,377,060	9.9%
BlackRock, Inc. (5)	10,935,626	7.1%
Wellington Management Group LLP (6)	10,067,694	6.5%

NEOs and Directors:
Christopher R. Armstrong (7)	175,045	*
Brent B. Bickett (8)	106,280	*
Ronald F. Clarke (9)	30,259	*
Deborah A. Farrington (10)	18,560	*
Thomas M. Hagerty (11)	206,782	*
Noemie C. Heuland (12)	23,442	*
Stephen H. Holdridge (13)	68,970	*
Joseph B. Korngiebel (14)	55,019	*
Linda P. Mantia (15)	19,471	*
David D. Ossip (16)	5,607,106	3.6%
Ganesh B. Rao (17)	46,735	*
Andrea S. Rosen (18)	36,970	*
Gerald C. Throop (19)	76,719	*
Leagh E. Turner (20)	368,357	*
All current directors and executive officers as a group (17 persons) (21)	7,013,114	4.5%

*	Represents beneficial ownership of less than 1% of our outstanding Common Stock.
(1)

As reported on the T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. most recent joint Schedule 13G Amendment filed with the SEC on February 14, 2023, to report ownership as of December 31, 2022. T. Rowe Price Associates, Inc. holds sole voting power with respect to 5,384,676 shares of Common Stock and sole dispositive power with respect to 21,691,635 shares of Common Stock. T. Rowe Price New Horizons Fund, Inc. holds sole voting power with respect to 11,436,351 shares of Common Stock. The address for T. Rowe Price Associates, Inc. and T. Rowe Price New Horizons Fund, Inc. is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)

As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on February 14, 2023, to report ownership as of December 31, 2022. Select Equity Group, L.P. and George S. Loening, who is the majority owner of Select Equity Group, L.P., have shared voting power over 18,469,873 shares and shared dispositive power over 18,469,873 shares. The address for Select Equity Group, L.P. and George S. Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003.

(3)

As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on February 9, 2023, to report ownership as of December 31, 2022. The Vanguard Group has shared voting power over 202,501 shares, sole dispositive power over 16,285,557 shares, and shared dispositive power over 599,297 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)

As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on February 13, 2023, to report ownership as of December 31, 2022. Capital Research Global Investors, a division of Capital Research and Management Company, has sole voting power over 15,356,830 shares and sole dispositive power over 15,377,060 shares. The address for Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, California 90071.

(5)

As reported on the owner’s most recent Schedule 13G Amendment filed with the SEC on January 31, 2023, to report ownership as of December 31, 2022. BlackRock, Inc. has sole voting power over 10,068,110 shares and sole dispositive power over 10,935,626 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(6)

As reported on the owner’s most recent Schedule 13G filed with the SEC on February 6, 2023, to report ownership as of December 31, 2022. Wellington Management Group LLP (“Group”) and its affiliates, Wellington Group Holdings LLP (“Group Holdings”) and Wellington Investment Advisors Holdings LLP (“Advisors”) have shared voting power over 8,419,919 shares and shared dispositive power over 10,067,694 shares. Wellington Management Company LLP (“Management”) has shared voting power over 7,699,632 shares and shared dispositive power over 8,475,003 shares.

64	2023 PROXY STATEMENT

Advisors is controlled by Wellington Investment Advisors Holdings LLP (“Advisors Holdings”). Advisors Holdings is owned by Group Holdings. Group Holdings is owned by Group. The address for Wellington Management Group LLP and its affiliates is c/o Wellington Management Company LLC, 280 Congress Street, Boston, Massachusetts 02210.

(7)

Consists of (i) 56,770 shares of Common Stock, (ii) 6,176 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, (iii) 6,176 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 1, 2023, and (iv) 105,923 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(8)	Consists of (i) 7,786 shares of Common Stock, and (ii) 87,374 shares of Common Stock held by Bickett of Ponte Vedra Beach Limited Partnership, of which Mr. Bickett is a beneficial owner.
(9)

Consists of (i) 20,727 shares of Common Stock, and (ii) 9,532 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(10)

Consists of (i) 13,159 shares of Common Stock, and (ii) 5,401 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(11)

Consists of (i) 88,735 shares of Common Stock held by Mr. Hagerty, (ii) 84,235 shares of Common Stock held by Hagerty Family 2006 Trust, of which Mr. Hagerty is a trustee, (iii) 15,400 shares of Common Stock held by a charitable foundation over which Mr. Hagerty shares voting and dispositive power, (iv) 6,803 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023, and (v) 11,609 shares of Common Stock held for the benefit of funds affiliated with Thomas H. Lee Partners, L.P. that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(12)	Consists of (i) 23,442 shares of Common Stock.
(13)

Consists of (i) 13,634 shares of Common Stock, (ii) 3,088 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, (iii) 3,088 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 1, 2023, and (iv) 49,160 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(14)

Consists of (i) 42,667 shares of Common Stock, (ii) 6,176 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, and (iii) 6,176 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 1, 2023.

(15)

Consists of (i) 9,323 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, and (ii) 10,148 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days from March 1, 2023.

(16)

Consists of (i) 22,267 shares of Common Stock held by Mr. Ossip, (ii) 229,085 shares of Common Stock held by OsFund Inc., of which Mr. Ossip disclaims beneficial ownership, (iii) 2,893,418 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023, (iv) 547,290 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, (v) 45,816 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 1, 2023; (vi) 8,328 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares held by Mr. Ossip and (vii) 1,860,902 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares held by Osscer Inc., of which Mr. Ossip disclaims beneficial ownership.

(17)	Consists of (i) 46,735 shares of Common Stock, of which 4,043 shares of Common Stock are held for the benefit of funds affiliated with Thomas H. Lee Partners, L.P.
(18)

Consists of (i) 4,730 shares of Common Stock, and (ii) 32,240 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(19)

Consists of (i) 13,739 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, (ii) 39,795 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023, and (iii) 23,185 shares of Common Stock that are issuable upon the exchange of Exchangeable Shares.

(20)

Consists of (i) 115,097 shares of Common Stock that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, (ii) 36,370 shares of Common Stock that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 1, 2023, and (iii) 216,890 shares of Common Stock that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

(21)

Consists of (i) the outstanding shares, RSUs, PSUs, and stock options described in the preceding footnotes (7) through (20), (ii) 37,979 shares of Common Stock that are held by other executive officers, (iii) 2,367 shares of Common Stock that are held by other executive officers and that are issuable pursuant to RSUs that are currently vested or will vest within 60 days of March 1, 2023, (iv) 2,367 shares of Common Stock that are held by other executive officers and that are issuable pursuant to PSUs that are currently vested or will vest within 60 days of March 1, 2023, and (v) 130,686 shares of Common

65	2023 PROXY STATEMENT

Stock that are held by other executive officers and that are issuable upon exercise of stock options that are currently exercisable or are exercisable within 60 days of March 1, 2023.

Beneficial Ownership of Preferred Stock

As of the Record Date, Ceridian has one share of special voting preferred stock outstanding, par value $0.01 per share (the “Special Voting Share”). The trustee who holds the Special Voting Share (the “Trustee”) holds legal title to the Special Voting Share for the use and benefit of the registered holders of Exchangeable Shares.

In connection with the Voting and Exchange Trust Agreement dated April 25, 2018, among Ceridian, Ceridian Canada Ltd., Ceridian AcquisitionCo ULC, and the Trustee, the Trustee is entitled, with respect to any matter, question, proposal or proposition whatsoever that may properly come before Ceridian’s Annual Meeting and with respect to all written consents sought from the holders of Ceridian’s Common Stock, to cast the number of votes for each Exchangeable Share equal to the number of shares of Common Stock issuable upon the exchange of each Exchangeable Share held by registered holders of such Exchangeable Shares on the Record Date and for which the Trustee has received voting instructions from such holders.

Except as specifically authorized, the Trustee has no power or authority to sell, transfer, vote, or otherwise deal in or with the Special Voting Share. The Trustee is not entitled to receive any portion of any dividend or distribution at any time. Upon any liquidation, dissolution, or winding up of Ceridian, the Trustee will not be entitled to any portion of any related distribution.

At such time as (i) there are no Exchangeable Shares of Ceridian AcquisitionCo ULC issued and outstanding that are not owned by Ceridian or any subsidiary of Ceridian, and (ii) there is no share of stock, debt, option, or other agreement, obligation, or commitment of Ceridian AcquisitionCo ULC which could by its terms require Ceridian AcquisitionCo ULC to issue any Exchangeable Shares to any person other than Ceridian or any subsidiary of Ceridian, then the Special Voting Share will be retired and cancelled promptly for no consideration and will not be reissued.

The Special Voting Share is held by Barbara Ferreri. The address for Barbara Ferreri is c/o Corporate Secretary, Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

66	2023 PROXY STATEMENT

VOTING INFORMATION
Time and Date	9:00 a.m., Central Daylight Time, Friday, April 28, 2023
Live Webcast	www.virtualshareholdermeeting.com/CDAY2023
Record Date	March 1, 2023
Entitled to Vote

Holders of record of shares of our Common Stock, and the holder of the Special Voting Share (together with the Common Stock, the “Voting Stock”), at the close of business on the Record Date, will be entitled to notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. In addition, as described below under “How to Vote,” the holder of the Special Voting Share is entitled to vote on all matters on which a holder of our Common Stock is entitled to vote and is entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon exchange of the Exchangeable Shares then outstanding.

Shares Outstanding

As of the Record Date,152,696,838 shares of Common Stock were outstanding and the Special Voting Share represents an additional 1,954,361 shares of Common Stock issuable upon the exchange of the Exchangeable Shares, for a total of 154,651,199 votes represented by the outstanding shares of Voting Stock. The list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days ending on the day before the Annual Meeting date at the principal place of business (3311 East Old Shakopee Road, Minneapolis, Minnesota 55425).

Proxy Materials

On or about March 16, 2023, we mailed or made available to our stockholders the proxy materials, including our Proxy Statement, the 2022 Annual Report, and form of proxy or the Notice of Internet Availability.

67	2023 PROXY STATEMENT

How to Vote

There are four ways a stockholder of record can vote:

(1)    By internet at proxyvote.com up until 10:59 PM CDT on April 27, 2023 (have your proxy card in hand when you visit the website);

(2)    By toll-free telephone at 1-800-690-6903 up until 10:59 PM CDT on April 27, 2023 (have your proxy card in hand when you call);

(3)    By completing and mailing your proxy card; or

(4)    By electronic ballot at the Annual Meeting.

In order to be counted, proxies submitted by telephone, internet, or U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank, broker, or other nominee, please follow the bank’s, broker’s, or other nominee’s instructions, as applicable.

If you hold Exchangeable Shares, you are entitled to direct the Trustee to cast the number of votes equal to the number of shares of Common Stock issuable upon the exchange of the Exchangeable Shares you held on the Record Date via one of the voting methods described above. The Trustee will vote pursuant to your voting instructions, which must be received prior to 5:00pm (Central Daylight Time) on April 25, 2023. Holders of Exchangeable Shares will receive a separate notice containing further details regarding voting instructions.

Admission

The Annual Meeting will be a virtual meeting conducted on the following website:

www.virtualshareholdermeeting.com/CDAY2023

Admission to the Annual Meeting is restricted to stockholders as of the close of business on the Record Date, valid proxy holders of such stockholders, and/or their designated representatives. To participate in the virtual meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials). If your shares are held in the name of a bank, brokerage firm or other nominee, you should follow the instructions provided by them in order to participate in the virtual meeting. We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures.

Quorum

A majority of the shares of all issued and outstanding stock entitled to vote on the Record Date must be present at the Annual Meeting or represented by proxy to constitute a quorum. For purposes of determining whether a quorum is present, “all issued and outstanding stock entitled to vote” will include the number of shares of Common Stock issuable upon the exchange of the Exchangeable Shares.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting, by submitting an instrument in writing revoking the proxy, by submitting another duly executed proxy bearing a later date to our Corporate Secretary before the vote is counted, or by voting again using the telephone or internet before the start of the Annual Meeting (your latest telephone or internet proxy is the one that will be counted). If you hold shares through a bank, broker, or other nominee, please contact that firm for instructions on how to revoke your prior voting instructions.

68	2023 PROXY STATEMENT

Votes Required to Adopt Proposals

Each share of Common Stock outstanding on the Record Date is entitled to one vote on any proposal presented to stockholders at the Annual Meeting, and the Trustee is entitled to vote on all matters that a holder of our Common Stock is entitled to vote on and is entitled to cast a number of votes equal to the number of shares of Common Stock issuable upon exchange of the Exchangeable Shares then outstanding. As of the Record Date, 152,696,838 shares of Common Stock were outstanding and the Special Voting Share represents an additional 1,954,361 shares of Common Stock issuable upon exchange of the Exchangeable Shares, for a total of 154,651,199 votes represented by the outstanding shares of Voting Stock.

For Proposal One, the election of directors requires the approval of a plurality of votes cast. This means that the seven nominees receiving the most “FOR” votes from the holders of the votes represented by the Voting Stock present at the Annual Meeting (either in person or by proxy) and voting on the matter will be elected. Only votes “FOR” will affect the outcome. There is no cumulative voting for the election of directors. If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. Votes “Withheld” and broker non-votes will have no effect on the outcome of the election of directors.

For Proposal Two, regarding the advisory vote on the compensation of our Named Executive Officers, the proposal must receive “FOR” votes from the holders of a majority of the votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter. Votes may be cast in favor of or against the proposal or you may “Abstain.” If your broker holds your shares, your broker is not entitled to vote your shares on this proposal without your instruction. As the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any NEO and will not be binding on or overrule any decisions by the Compensation Committee or the Board. However, because we value our stockholders’ view, the Compensation Committee and Board will carefully consider the results of this advisory vote when formulating future executive compensation philosophy, policies, and practices.

For Proposal Three, ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the proposal must receive “FOR” votes from the holders of at least a majority of the votes represented by the Voting Stock present at the Annual Meeting (in person or by proxy) and voting on the matter. Votes may be cast in favor of or against the proposal or you may “Abstain.” Your broker or other nominee will have the discretion to vote your shares on this proposal without your instruction.

Broker Non-Votes

A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. If a broker, bank, custodian, nominee, or other record holder of our Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then the votes represented by those shares will be treated as broker non-votes with respect to that proposal. In this regard, the election of directors (Proposal One), and Say on Pay (Proposal Two) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore we expect broker non-votes on Proposal One and Proposal Two. Proposal Three is a routine matter, so we do not expect any broker non-votes on this proposal.

If you do not instruct your broker how to vote with respect to Proposal One or Proposal Two, your broker may not vote with respect to those proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all proposals.

69	2023 PROXY STATEMENT

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not indicate how your shares should be voted on each item, the persons named as proxies will vote “FOR” the election of directors (Proposal One), “FOR” the Say on Pay vote (Proposal Two) and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal Three). The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment. We have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary voting results at the Annual Meeting. We will report final voting results by filing a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/ Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email, or facsimile, but they do not receive additional compensation for providing those services. We have retained the services of Morrow Sodali LLC and may retain the services of other third-parties, to solicit the proxies of certain stockholders for the Annual Meeting. The cost of such services to be rendered by Morrow Sodali LLC is estimated to be $22,000.

Householding

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” can provide extra convenience for stockholders and cost savings for companies. Ceridian and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or Ceridian that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold Common Stock directly. Any such requests to us in writing should be addressed to: Ceridian HCM Holding Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425.

70	2023 PROXY STATEMENT

TRANSACTION OF OTHER BUSINESS AND ADDITIONAL INFORMATION

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

Stockholder Communications

The Board provides to every stockholder the ability to communicate with the Board through an established process for stockholder communications. Stockholders and other interested parties may send communications to our Board through our Corporate Secretary at stockholders@ceridian.com or via U.S. mail: Ceridian HCM Holding Inc., c/o Corporate Secretary, 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, Attn: Board of Directors. Stockholders may indicate that their communications are intended for the full Board or any subset of directors, including only the Chair of the Board, only the Lead Director, or only the non-employee directors. The Corporate Secretary will review all such incoming communications and forward any stockholder communication to the appropriate member(s) of the Board or Board committees. The Corporate Secretary will generally not forward communications that are unrelated to the duties and responsibilities of the Board, including communications that the Corporate Secretary determines to be primarily commercial in nature, product complaints or inquiries, or materials that are patently offensive or otherwise inappropriate.

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting.

Our third amended and restated bylaws (the “Bylaws”) provide that nominations of persons for election to our Board and other proposals to be considered at an annual meeting of stockholders must comply with the requirements set forth in our Bylaws. Our Bylaws require that a stockholder give written notice to our Corporate Secretary, c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425, with such notice to be delivered to or mailed and received not later than the close of business 120 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Since our Proxy Statement for the 2023 Annual Meeting of Stockholders is dated March 16, 2023, stockholder proposals must be received by our Corporate Secretary at our principal executive offices no later than close of business November 17, 2023, in order to be raised at our 2024 Annual Meeting of Stockholders. Our Bylaws also provide that in the event the date of the annual meeting is more than 30 days before or after April 28, 2024 (the one-year anniversary of the 2023 Annual Meeting of Stockholders), notice must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.

Requirements for Stockholder Proposals to be Considered for Inclusion in Our Proxy Materials.

Any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2024 Annual Meeting of Stockholders, all applicable requirements of Rule 14a-8 must be satisfied, and we must receive such proposals no later than November 17, 2023. Such proposals must be delivered to our Corporate Secretary, c/o Ceridian HCM Holding Inc., 3311 East Old Shakopee Road, Minneapolis, Minnesota 55425. If we hold our 2024 Annual Meeting of Stockholders more than 30 days before or after April 28, 2024 (the one-year anniversary date of the 2023 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders’ proposals must be received in our earliest possible Quarterly Report on Form 10-Q or, if that method is impracticable, by any means reasonably determined to inform stockholders.

71	2023 PROXY STATEMENT

Exemption from Toronto Stock Exchange Rules

Ceridian is an “Eligible International Interlisted Issuer,” as such term is defined in the TSX Company Manual (the “Manual”). As an Eligible International Interlisted Issuer, Ceridian has applied for and received an exemption pursuant to Section 401.1 of the Manual from Sections 461.1 to 461.4 and Section 464 of the Manual, the effect of which is that Ceridian will not have to comply with certain Canadian requirements relating to majority voting and the annual election of directors. As an “Eligible International Interlisted Issuer,” Ceridian is also exempt from, among other things, Sections 604 and 613 of the Manual.

Ceridian sought the exemption on the basis that (i) Ceridian’s primary listing is the NYSE; (ii) Ceridian is incorporated in the state of Delaware; and (iii) less than 25% of trading volume in Ceridian’s shares was on Canadian marketplaces. Ceridian is required to notify the TSX of its continued reliance on the exemption before each successive annual meeting of stockholders.

Delinquent Section 16(a) Reports

Based on a review of Section 16 reports filed with the SEC, we believe all reports required to be filed during the 2022 fiscal year pursuant to Section 16(a) of the Exchange Act were filed on a timely basis.

72	2023 PROXY STATEMENT

APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES

We use certain non-GAAP financial measures in this Proxy Statement including Adjusted operating profit, Adjusted operating profit margin, and revenue on a constant currency basis. We believe that these non-GAAP financial measures are useful to management and investors as supplemental measures to evaluate our overall operating performance including comparison across periods, with competitors, or excluding the effect of foreign currency fluctuations. Our management team uses these non-GAAP financial measures to assess operating performance because these measures exclude the results of decisions that are outside the normal course of our business operations, and are used for internal budgeting and forecasting purposes both for short- and long-term operating plans. These non-GAAP financial measures are not required by, defined under, or presented in accordance with, GAAP, and should not be considered as alternatives to our results as reported under GAAP, have important limitations as analytical tools, and our use of these terms may not be comparable to similarly titled measures of other companies in our industry. Our presentation of non-GAAP financial measures should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation.

We define these non-GAAP financial measures as follows:

•

Adjusted operating profit is defined as operating profit (loss), as adjusted to exclude share-based compensation expense and related employer taxes, severance charges, amortization of acquisition-related intangible assets, restructuring consulting fees, and the impact of the fair value adjustment for the DataFuzion contingent consideration.

•	Adjusted operating profit margin is determined by calculating the percentage that adjusted operating profit is of total revenue.
•	Revenue on a constant currency basis is calculated by applying the average foreign exchange rate in effect during the comparable prior period.

Reconciliation of GAAP To Non-GAAP Financial Measures

The following table presents a reconciliation of the GAAP results to the non-GAAP financial measures Adjusted operating profit and Adjusted operating profit margin for all periods presented:

	Year Ended December 31,
	2022	2021
	(Unaudited, Dollars in millions)
Operating loss	$(25.8)	$(35.5)
Share-based compensation (a)	145.1	116.8
Severance charges (b)	33.7	7.4
Other (c)	43.2	21.9
Adjusted operating profit	$196.2	$110.6
Operating profit margin (d)	(2.1%)	(3.5%)
Adjusted operating profit margin (e)	15.7%	10.8%

(a)	Represents share-based compensation expense and related employer taxes.
(b)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(c)	Other includes amortization of acquisition-related intangible assets, restructuring consulting fees, and the impact of the fair value adjustment for the DataFuzion contingent consideration.
(d)	Operating profit margin is determined by calculating the percentage that operating loss is of total revenue.
(e)	Adjusted operating profit margin is determined by calculating the percentage that adjusted operating profit is of total revenue.

73	2023 PROXY STATEMENT

The following table presents a reconciliation of the GAAP results to the non-GAAP financial measures revenue on a constant currency basis:

	Year Ended December 31,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on a constant currency basis (a)
	2022	2021	2022 vs. 2021		2022 vs. 2021
	(Unaudited, Dollars in millions)
Cloud recurring	$908.4	$712.9	27.4%	(2.0)%	29.4%
Dayforce revenue	996.9	785.9	26.8%	(1.9)%	28.7%
Total revenue	1,246.2	1,024.2	21.7%	(2.3)%	24.0%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

74	2023 PROXY STATEMENT

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Exchange Act, provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this Proxy Statement are forward-looking statements and may be identified by the use of words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intent,” “foresee,” “outlook,” “plan,” “project” and other words and terms of similar meaning. Such statements reflect our current view with respect to future events and are subject to certain risks, uncertainties, and assumptions. A variety of factors could cause our future results to differ materially from the anticipated results expressed in such forward-looking statements. Readers should review Part I, Item 1A, Risk Factors, of our 2022 Annual Report for a description of important factors that could cause our future results to differ materially from those contemplated by the forward-looking statements made in this Proxy Statement. Our forward-looking statements speak only as of the date of this Proxy Statement or as of the date they are made, and we undertake no obligation to update our forward-looking statements.

75	2023 PROXY STATEMENT

Ceridian HCM Holding Inc.

3311 East Old Shakopee Road

Minneapolis, Minnesota 55425

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. CDT on April 27, 2023 for shares of common stock held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CDAY2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. CDT on April 27, 2023 for shares of common stock held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CERIDIAN HCM HOLDING INC. 3311 EAST OLD SHAKOPEE ROAD MINNEAPOLIS, MN 55425-1640 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D95980-P82655 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CERIDIAN HCM HOLDING INC The Board of Directors of Ceridian HCM Holding Inc. (“Ceridian”) recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 1. To elect four Class I directors and three Class II directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal Nominees: 01) Brent B. Bickett 02) Ronald F. Clarke 03) Ganesh B. Rao 04) Leagh E. Turner 05) Deborah A. Farrington 06) Thomas M. Hagerty 07) Linda P. Mantia The Board of Directors of Ceridian recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation of Ceridian's named executive officers (commonly known as a "Say on Pay" vote) 3. To ratify the appointment of KPMG LLP as Ceridian's independent registered public accounting firm for the fiscal year ending December 31, 2023 NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D95981-P82655 CERIDIAN HCM HOLDING INC. Annual Meeting of Stockholders April 28, 2023 9:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints William E. McDonald and Noémie C. Heuland, and each or any of them, as the true and lawful attorney(s) of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ceridian HCM Holding Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney(s) to vote in their discretion on such other matters as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the proxy is authorized to vote (or abstain from voting) at his or her discretion on the specified resolutions. The proxy is also authorized to vote (or abstain from voting) on any other business which may properly come before the meeting. Continued and to be signed on reverse side

SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 5:00 p.m. CDT on April 25, 2023 for exchangeable shares held directly. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CDAY2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 5:00 p.m. CDT on April 25, 2023 for exchangeable shares held directly. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CERIDIAN HCM HOLDING INC. 3311 EAST OLD SHAKOPEE ROAD MINNEAPOLIS, MN 55425-1640 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS D95982-P82655 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CERIDIAN HCM HOLDING INC For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors of Ceridian HCM Holding Inc. (“Ceridian”) recommends you vote FOR the following: 1. To elect four Class I directors and three Class II directors to hold office until the 2024 Annual Meeting of Stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal Nominees: 01) Brent B. Bickett 02) Ronald F. Clarke 03) Ganesh B. Rao 04) Leagh E. Turner 05) Deborah A. Farrington 06) Thomas M. Hagerty 07) Linda P. Mantia The Board of Directors of Ceridian recommends you vote FOR the following proposals: For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation of Ceridian's named executive officers (commonly known as a "Say on Pay" vote) 3. To ratify the appointment of KPMG LLP as Ceridian's independent registered public accounting firm for the fiscal year ending December 31, 2023 NOTE: In their discretion, the proxies are authorized to vote on any other business properly brought before the annual meeting or any adjournment or postponement of the annual meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D95983-P82655 CERIDIAN HCM HOLDING INC. Annual Meeting of Stockholders April 28, 2023 9:00 AM CDT This proxy is solicited by the Board of Directors This Proxy Form is being solicited on behalf of Barbara Ferreri, in her capacity as trustee (the "Trustee") of the Class A Exchangeable Shares ("Exchangeable Shares") of Ceridian AcquisitionCo ULC. Votes must be received prior to 5:00 p.m. (Central Daylight Time) on April 25, 2023 (the “Voting Deadline”). The undersigned hereby authorizes the Trustee to appoint William E. McDonald and Noémie C. Heuland, and each or any of them, as the true and lawful attorney(s) of the undersigned, with full power of substitution and revocation, and authorizes the Trustee to designate them, and each of them, to exercise the voting rights associated with all of the Exchangeable Shares which the undersigned or the Trustee is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney(s) to vote in their discretion on such other matters as may properly come before the meeting. If you wish to designate someone other than William E. McDonald and Noémie C. Heuland, please contact Ceridian HCM Holding Inc. by emailing stockholders@ceridian.com. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, the votes to which you are entitled will not be exercised. The Trustee will not be bound to exercise votes received after the Voting Deadline. You may revoke or amend this proxy once submitted by attending the meeting via internet and voting in person, by submitting an instrument in writing revoking previously submitted voting instructions or by providing voting instructions again using the telephone or internet before the Voting Deadline. Continued and to be signed on reverse side